UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. 1)

Check the appropriate box:

☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BULOVA TECHNOLOGIES GROUP, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $10,000,000

(5)	Total fee paid: $2,000

☒	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:

The sole purpose for filing this Amendment No. 1 to the Information Statement on Form 14C, filed with the Securities and Exchange Commission on September 20, 2012, is to supply Exhibits 23.1 and 23.2 which were inadvertantly left off the previous filing.  No other changes have been made to this Information Statement.

BULOVA TECHNOLOGIES GROUP, INC.
2409 N Falkenburg Road
Tampa, Florida 33619

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Tampa, Florida
September 20, 2012

This information statement has been mailed on or about September 20, 2012 to the stockholders of record on August 22, 2012 (the “Record Date”) of Bulova Technologies Group, Inc., a Florida corporation (the "Company") in connection with certain actions taken by written consent by the majority stockholders of the Company, dated as of August 17, 2012, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions taken pursuant to the written consent shall be effective on or about October 10, 2012, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,
/s/ Stephen L. Gurba
Chairman of the Board

BULOVA TECHNOLOGIES GROUP, INC.
2409 N Falkenburg Road
Tampa, Florida 33619

INFORMATION STATEMENT

Introductory Statement

Bulova Technologies Group, Inc. (the “Company”) is a Florida corporation with its principal executive offices located at 2409 N Falkenburg Road, Tampa, Florida 33619. The Company’s telephone number is (727) 536-6666. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on August 17, 2012, and will be effective approximately 20 days after the mailing of this Information Statement.

Copies of this Information Statement are being mailed on or about September 20, 2012 to the holders of record on August 22, 2012 of the outstanding shares of the Company’s common stock.

General Information

The following action was taken pursuant to the unanimous approval of our Board of Directors and the written consent of a majority of the holders of the Company’s voting stock, dated August 17, 2012, in lieu of a special meeting of the stockholders:

1. Approval of the sale of substantially all of the assets of the Company’s wholly-owned subsidiary, Bulova Technologies Ordnance Systems LLC, which also represent substantially all of the consolidated assets of Bulova Technologies Group, Inc.; and

2. Amendment of the Articles of Incorporation of the Company to increase the number of common shares the Company is authorized to issue to Five Billion (5,000,000,000) shares, and to increase the number of preferred shares the Company is authorized to issue to Five Billion (5,000,000,000) shares.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action taken pursuant to the consents or authorizations of principal shareholders.

Our Directors and Shareholders holding a majority of the Company's outstanding Voting Stock approved certain corporate matters outlined in this Information Statement, which action is expected to take place on or before October 10, 2012, consisting of the approval to (1) authorize the sale of substantially all of the assets of its wholly owned subsidiary, Bulova Technologies Ordnance Systems LLC, and (2) amend the Articles of Incorporation of the Company to increase the number of authorized Common Shares to Five Billion (5,000,000,000) and to increase the number of authorized Preferred Shares to Five Billion (5,000,000,000) (together, the “Proposals”).

WHO IS ENTITLED TO NOTICE?

Each outstanding share of preferred and common stock as of record on the close of business on August 22, 2012, (the "Record Date") is entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that held in excess of fifty percent (50%) of the Company's outstanding shares of Voting Stock have consented to and voted in favor of the Proposals. Under Florida corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the preferred and common stock, each of whom is entitled to one vote per share. As of the record date, 2,000,000,000 shares of preferred stock, and 1,384,962,167 shares of common stock were issued and outstanding (together, the “Voting Stock”).

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding Voting Stock have consented to and voted in favor of the following Proposals:

1.
TO AUTHORIZE THE COMPANY TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF ITS WHOLLY-OWNED SUBSIDIARY, BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC, WHICH ALSO REPRESENT SUBSTANTIALLY ALL OF THE CONSOLIDATED ASSETS OF BULOVA TECHNOLOGIES GROUP, INC. (the “Sale”).

2.
TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF 5,000,000,000 COMMON SHARES, AN INCREASE FROM 2,000,000,000 COMMON SHARES, AND AUTHORIZE THE ISSUANCE OF 5,000,000,000 PREFERRED SHARES, AN INCREASE FROM 2,000,000,000 PREFERRED SHARES.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Voting Stock outstanding on the record date is required for approval of the Proposals. The holders of a majority of the Voting Stock have voted in favor of the Proposals.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 2,000,000,000 shares of Common Stock, of which 1,384,962,167 shares were issued and outstanding. Holders of both Common and Preferred Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional unissued shares of Common Stock. As of the Record Date, the Company also had 2,000,000,000 shares of Preferred Stock authorized, of which 2,000,000,000 shares were issued and outstanding.  Each share of Preferred Stock is entitled to one vote equal to those of the Common Stock. Therefore, there are a total of 3,384,962,167 shares of Voting Stock of the Company.

Each share of Common Stock and each share of Preferred Stock entitles its holder to one vote on each matter submitted to the stockholders. They do not vote by separate class, but as a single group.

Each of our officers and directors has consented to and voted in favor of each proposal.  Stephen L. Gurba either individually and / or as Tenants by the Entirety with his wife is the holder of 2,000,000,000 shares of the preferred stock and 167,883,299 shares of our common stock has consented to and voted in favor of each proposal.  Craig Schnee as the holder of 3,592,788 common shares has also consented to and voted in favor of each proposal.  Frank W. Barker, Jr., as the holder of 12,000,000 common shares has also consented to and voted in favor of each proposal.  These shares represent in the aggregate 64.51 % of the issued and outstanding Voting Stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or before the close of business on October 10, 2012.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Florida law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information, as of August 22, 2012, with respect to the beneficial ownership of the outstanding Common and Preferred stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name and Address of Owner	Amount Owned (1)	Percent of Class (2)	Percent of Voting Stock (3)

Preferred	Stephen L. and Evelyn R Gurba TEN ENT
	3328 Crescent Oaks Blvd
	Tarpon Springs, FL 34688	2,000,000,000	100.000%	59.085%

Common	Stephen L. Gurba
	3328 Crescent Oaks Blvd
	Tarpon Springs, FL 34688	10,000,000	.007%	.003%

Common	Stephen L. Gurba and Evelyn R. Gurba
	3328 Crescent Oaks Blvd
	Tarpon Springs, FL 34688	157,883,299	11.399%	4.664%

Common	Craig Schnee
	1169 Venetian Harbor Drive
	St. Petersburg, FL 33702	3,592,788	.003%	.001%

Common	Frank W. Barker, Jr.
	10396 57th Way N
	Pinellas Park, FL 33782	12,000,000	.009%	.004%

	All Officers and Directors as a group (3 persons)	2,183,476,087

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

(2) The percentage calculations for each class of stock are in relation to total issued and outstanding quantities of 2,000,000,000 for preferred shares and 1,384,962,167 for common shares.

(3) The percentage calculations for Voting Stock are in relation to the combined total of all classes of stock issued and outstanding quantities of 3,384,962,167

Summary of Proposal No. 1

On August 17, 2012, the Company’s wholly owned subsidiary, Bulova Technologies Ordnance Systems LLC (“BTOS”), entered into an Asset Purchase Agreement (the “Agreement”) with L.C. Bowman or his assigns (“Buyer”) to sell substantially all of BTOS’ assets, which also represent substantially all of the consolidated assets of Bulova Technologies Group, Inc. to Buyer for a gross sales price of Eleven Million Two Hundred Thousand Dollars ($11,200,000), with a reserve of One Million Two Hundred Thousand Dollars ($1,200,000) being returned to Buyer at closing for working capital.  The net amount to be received by BTOS is Ten Million Dollars ($10,000,000).  BTOS’ assets constitute, indirectly, substantially all of the assets of the Company.

On August 21, 2012, the Company filed Form 8-K with the Securities and Exchange Commission disclosing the entry into this material definitive agreement as well as a summary of the material items included in it.  Attached to the Form 8-K, as exhibits 10.1 and 10.2 are the two contracts that comprise this transaction, one an “Asset Purchase Agreement”, and the other a “Commercial Real Estate Contract”.  For further insight into the details of this proposal, please review Form 8-K filed and the exhibits attached.

Reason for the Transaction

After careful review, the Company authorized the sale by BTOS of its assets for two principal reasons - a) to focus its energies in the pursuit and completion of higher margin, less capital and labor intensive contracts through its wholly-owned subsidiary, Bulova Technologies (Europe) LLC (“BT Europe”); and b) to relieve BTOS, BT Europe and the Company of burdensome high interest debt that is currently in default, and to provide working capital to ensure future growth.

Conditions to Closing of the Sale of the Assets of BTOS

The completion of the proposed sale of BTOS depends upon the meeting of certain conditions, including the following:

·	The representations and warranties of all parties shall be true and correct in all material respects at and as of the Closing Date.

·
There shall be no action or proceeding by or before any court or governmental body seeking damages or seeking to restrain, prohibit, invalidate or otherwise challenge the agreement or the transactions contemplated by the agreement.

·	BTOS shall have performed and complied with all of its covenants under the agreement in all material respects at and as of the Closing Date.

Risks
After careful review the Company determined that selling the assets of BTOS and closing its operation relieves the Company of further capital investment in the business and relieves the Company, BTOS, and BT Europe of substantially all of their high interest collective debt and provides required working capital.,

We did not seek or receive a valuation of the assets of BTOS or a fairness opinion with respect to the transaction. Because the sale was negotiated on an arms length basis with an unaffiliated third party, management believes the value to be received by the Company is fair relative to the value of BTOS.

In the event the Company is unable to continue to generate new business through its subsidiary, BT Europe or its marketing agreement with Buyer, it is likely that the Company will have to cease operations and your investment in Company securities will be lost.

PROPOSAL NO. 1

APPROVAL OF SALE OF THE ASSETS OF BTOS

Proposed Transaction

On August 17, 2012, the Company’s wholly owned subsidiary, Bulova Technologies Ordnance Systems LLC, entered into an Asset Purchase Agreement (the “Agreement”) with L.C. Bowman or his assigns (“Buyer”).  In exchange for substantially all of the assets of BTOS, which also represents substantially all of the consolidated assets of Bulova Technologies Group, Inc., BTOS will receive a gross sales price of Eleven Million Two Hundred Thousand Dollars ($11,200,000).  Of that amount, One Million Two Hundred Thousand Dollars ($1,200,000) will be paid at closing to the Buyer for working capital, generating a net sales price of Ten Million Dollars ($10,000,000) payable to BTOS.  Of the Ten Million Dollar net sale price, BTOS will receive Five Million Six Hundred Thousand Dollars ($5,600,000) in cash at the closing , the Buyer will assume debt of approximately Seven Hundred Ninety Four Thousand Six Hundred Two Dollars ($794,602), and Three Million Six Hundred Five Thousand and Three Hundred Ninety Eight Dollars ($3,605,398) will be paid in the form of a Secured Promissory Note payable over two years and bear an interest rate of 8% per annum (the “Note”).  The Note will be subject to a security agreement (the “Security Agreement”) which collateralizes the Note with all of the personal property assets of Buyer and has an acceleration clause for any material default.

The Financial Information section of this information statement includes the material terms of all debt of the Company as disclosed in our Form 10Q as of June 30, 2012.  As negotiations with creditors are ongoing, the Company intends to extinguish the debt of the following creditors, none of which are related parties,  through the proceeds of the sales transaction;  Webster Business Capital Corporation; Bank of America; Harold and Helene  McCray; Edward Viola; PNL Newco II, LLC; and GovFunding, LLC.

The Company plans to pay $250,000 of related party debt payable to Stephen L. Gurba, the Company’s Chief Executive Officer from the sales proceeds.  The total amount payable to Mr. Gurba as of June 30, 2012 was $314,890.  There is no other related party debt of the Company.

Reason for the Transaction

After careful review the Company authorized the sale by BTOS of its assets for two principal reasons - a) to focus its energies in the pursuit and completion of higher margin, less capital intensive and labor intensive contracts through its wholly-owned subsidiary, Bulova Technologies (Europe) LLC (“BT Europe”); and b) to relieve BTOS, BT Europe and the Company of burdensome high interest debt that is currently in default and to provide working capital to ensure future growth.

Conditions to Closing of the Sale of BTOS

The completion of the proposed sale of BTOS’ assets depends upon the meeting of certain conditions, including the following:

·	The representations and warranties of all parties shall be true and correct in all material respects at and as of the Closing Date.

·
There shall be no action or proceeding by or before any court or governmental body seeking damages or seeking to restrain, prohibit, invalidate or otherwise challenge the agreement or the transactions contemplated by the agreement.

·	BTOS shall have performed and complied with all of its covenants under the agreement in all material respects at and as of the Closing Date.

Background of the Transaction

After careful review the Company authorized the sale by BTOS of its assets for two principal reasons - a) to focus its energies in the pursuit and completion of higher margin, less capital and labor intensive contracts through its wholly-owned subsidiary, Bulova Technologies (Europe) LLC (“BT Europe”); and b) to relieve BTOS, BT Europe and the Company of burdensome high interest debt that is currently in default, and to provide working capital to ensure future growth.

Business of the Company

Bulova Technologies Group, Inc. ("BLVT" or the "Company") was originally incorporated in Wyoming in 1979 as “Tyrex Oil Company”.  During 2007, the Company divested itself of all assets and previous operations.  In 2008 the Company filed for domestication in the State of Florida, changed its name to Bulova Technologies Group, Inc. and changed its fiscal year from June 30 to September 30.  On January 1, 2009 the Company acquired the stock of a private company that was under common control and began operations in Florida. The Company operates as a government contractor in the United States. The Company’s corporate offices are located at 2409 N Falkenburg Road, Tampa, Florida and its principal operating facilities are located at 125 WE Swisher Road, Mayo, Florida.

The Company conducts its business operations through two wholly-owned subsidiaries, Bulova Technologies Ordnance Systems LLC (“BTOS”) and Bulova Technologies (Europe) LLC (“BT Europe”).

Bulova Technologies Ordnance Systems LLC - (BTOS) – was formed in August 2005 and was acquired by the Company on January 1, 2009.  BTOS is located on 261 acres in Mayo, Florida, has approximately 65 employees, and operates a load, assembly, and pack facility specializing in fuzes, safe and arming devices and explosive simulators.  BTOS is registered with the United States Department of State Directorate of Defense Trade Controls (DDTC).  It produces a variety of pyrotechnic devices, ammunition and other energetic materials for the U. S. Government and other allied governments throughout the world.  In addition to the items produced at its operating facility, BTOS also administers contracts for the procurement and supply of ammunition and weapons to the U.S. Government for distribution to allied governments throughout the world.

Bulova Technologies (Europe) LLC – (BT Europe) – was formed in December 2008 and was acquired by the Company on January 1, 2009.  BT Europe is co-located at the Company’s corporate headquarters in Tampa, Florida.  Together with its European partner, Tri Gas & Oil, S. A., it has developed a Mortar Exchange program to serve the needs of NATO member and allied countries.  It leases an office space in Frankfurt, Germany to facilitate this program.  BT Europe began seeking contracts in January 2012 for sales to the U.S. Government of non-standard weapons and ammunition for use outside the United States.

The operation of BTOS at the Mayo facility is a capital and labor-intensive operation, while BT Europe relies on the Company’s office facilities and a small cadre of BT Europe and Company employees (fewer than ten (10)).

BTOS’ and BT Europe’s ability to secure contracts and their ability to deliver timely pursuant to the terms of the contracts secured have been affected adversely by an inability to obtain normal commercial loans.  The Company attributes this inability to obtain normal commercial loans to the economic climate which existed at the beginning of its operations in 2009 and continues to this day.  As a consequence, the Company has been forced to obtain piecemeal loans from various sources, and to pay above-average interest rates and fees for such loans to finance its wholly-owned subsidiaries, BTOS and BT Europe.

On August 17, 2012 the Board of Directors (the “Board”) of the Company recommended the sale of substantially all of the assets of BTOS to an unaffiliated third party (L.C. Bowman or his assigns).  These BTOS assets constitute, indirectly, substantially all of the assets of the Company.

The Board’s recommendation took into account both the current difficulties faced by the Company’s subsidiaries in obtaining financing necessary for the subsidiaries to complete performance of current contracts and to secure future contracts, and projections as to future growth of their respective revenues.  Specifically, the Board stated that it would be in the best interest of the Company to discharge the high interest debt under which it and its subsidiaries are laboring currently and to focus the energies of the Company on the projected higher growth and high margin operations represented by the remaining contracts of BTOS that do not require the use of the facilities at Mayo, Florida, and the various opportunities of BT Europe, as described in recent press releases.

Research and Development

BTOS engages in research and development on a limited basis in the development of “green” propellant.  BT Europe does not engage in research and development.

Government Regulation

BTOS and BT Europe sell nearly all of their products pursuant to U.S. Government’s Federal Acquisition Regulations.

Competition

BTOS and BT Europe each  faces 1-3 U.S. competitors for each of the products which it offers.  Price is often the deciding factor in such competition.  BT Europe has entered into strategic partnerships with Rosoboronexport (the largest arms manufacturer in Russia) and Tri Gas & Oil,  S.A (a Swiss company with manufacturing facilities in Europe) and believes these arrangements provide it with significant pricing advantages.

Intellectual Property

BTOS has accumulated certain know-how in the manufacture of its principal products.  None of said know-how is proprietary.  BT Europe does not itself manufacture.

Customers

The U.S. Government is the principal customer for BTOS, though its products are also offered to approved foreign governments.  The U.S. Government is a principal customer for BT Europe, but BT Europe also identifies European countries as likely customers.

Sales, Marketing, Distribution

BTOS sales and marketing efforts are directed almost exclusively toward the U.S. Government.  BT Europe’s marketing efforts are directed through both the U.S. Government and European nations.  BT Europe will also represent the Buyer, on a commission basis, in its future sales.

Insurance Matters

BTOS carries general business liability, employer practices liability, and directors and officers liability insurance policies in place. We believe that these insurance programs provide adequate coverage for all reasonable risks associated with operating BTOS’ business.  BT Europe operates under the Company’s insurance policies and the Company judges these to be adequate for all reasonable risks associated with the conduct of its respective business.

Reasons for the Transaction

After careful review the Company authorized the sale by BTOS of substantially all of its assets for two principal reasons - a) to focus its energies in the pursuit and completion of higher margin, less capital intensive and labor intensive contracts through both of its wholly-owned subsidiaries, BTOS and BT Europe; and b) to relieve BTOS, BT Europe and the Company of burdensome high interest debt that is currently in default and to provide working capital to ensure future growth.

Business after the Sale

Following the sale of the assets, the Company plans to engage in the following business areas using its offices in Tampa, Florida and Frankfurt, Germany:

1.	Continuation of its European mortar and artillery exchange program through BT Europe
2.
Continuation through BT Europe of the sale to the U.S. Government of weapons and ammunition procured from its partners Rosoboronexport and Tri-Gas &Oil S.A., as well as certain other Eastern European manufacturers for use in allied countries

3.	Commission marketing for Buyer of a range of ammunition products to the U.S. Government which can be produced by Buyer using the assets sold at the Mayo facility.

While there can be no assurance that the Company will be successful in each or any, of these efforts, the Company believes that its experience and familiarity with U.S. Government contracting and Department of Defense agencies and its partnership with Rosoboronexport and Tri-Gas & Oil S.A. gives it significant advantages in each of these business areas.

Interest of Related Parties in the Proposed Sale of the Assets of BTOS

Stephen L. Gurba, President and Chief Executive Officer of the Company, personally guarantees certain of the debt which the proceeds of the sale of BTOS’ assets will be used to discharge.  As of June 30, 2012, the Company owed a total of $314,890 to Stephen L. and Evelyn R. Gurba, which represents all of the Company’s related party debt.  Included in that amount is $250,000 borrowed from Lafayette State Bank and advanced to the Company.  This loan was secured by BTOS’ assets, and as such is required to be paid to Lafayette State Bank at closing from the proceeds of the sale to permit the sale.

Accounting Treatment

Under generally accepted accounting principles, we will reflect the results of operations of BTOS as discontinued operations in accordance with those guidelines.  The expected gain or loss on the sale of BTOS’ assets, net of any applicable taxes, will be reflected in discontinued operations in the quarter during which the proposed sale closes.

Federal Income Tax Consequence

The proposed sale of the assets of BTOS should have no direct income tax consequences to the Company’s stockholders. The proposed sale of the assets of BTOS will be reported by the Company as a sale of assets for federal income tax purposes in the fiscal year ending September 30, 2012.  The proposed sale of BTOS’ assets will be a taxable transaction for United States federal income tax purposes.  However, the Company has net operating losses for both Federal and State income taxes in excess of Seventeen Million Dollars ($17,000,000).  The Company will recognize a gain or loss with respect to the proposed sale of such assets in an amount equal to the difference between the amount of the consideration received for BTOS over the adjusted tax basis in BTOS.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed sale of BTOS’ assets other than federal securities laws.

DISSENTER’S RIGHTS OF APPRAISAL

Under Section 607.1302 of the Florida Business Corporations Act, our shareholders may be entitled to dissent from, seek appraisal for, and obtain payment of the fair value of his or her shares of common stock, if the Sale is consummated.  Important details concerning the requirements to perfect appraisal rights under Florida are set forth below.  In view of the complexity of these provisions of Florida law, any shareholder who is considering exercising appraisal rights, or who wishes to preserve the right to do so, should consult his or her legal advisor.

This notice is being provided to you in satisfaction of Sections 607.1320 of the Florida Business Corporation Act. The summary below is not a complete statement of the Florida law pertaining to appraisal rights and is qualified in its entirety by reference to the relevant sections of the Florida Business Corporation Act.  Failure to follow the procedures required by Sections 607.1301 through 607.1333 of the Florida Business Corporation Act for perfecting appraisal rights may result in the loss, termination or waiver of such rights.  A copy of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act is attached to this Information Statement as Exhibit A.  Because of the complexity of the provisions and the need to strictly comply with various technical requirements, you should read Exhibit A in its entirety.

Holders of our common stock, who did not consent to the sale and who comply with the procedures prescribed in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, may be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the disclosure and/or closing of the Sale, and to receive payment of the fair value of their shares in cash, together with interest.  The following is a brief summary of the statutory procedures that must be followed by a shareholder in order to perfect appraisal rights under Florida law.   At the disclosure date of August 21, 2012, evidenced by the filing of Form 8-K relative to the entry into a definitive material agreement, the last bid price of our common stock on the Pink Sheets was $0.0002 per share.

Any shareholder who elects to dissent must file with us a notice of such election (the “Election Notice”), stating his or her name and address, the number of shares of stock as to which he or she dissents, and a demand for payment of the fair value of his or her stock within 20 days of the receipt of this Information Statement dated of September ___, 2012.  The Election Notice must be sent or delivered to our corporate secretary at 2409 N Falkenburg Road, Tampa, FL 33619.

Only a holder of record of our capital stock on August 22, 2012 is entitled to assert appraisal rights for the capital stock registered in that holder’s name. An Election Notice must be executed by or on behalf of the holder of record, fully and correctly, as his or her name appears on his or her stock certificates. If the capital stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the Election Notice should be made in that capacity.  If the capital stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the Election Notice should be executed by or on behalf of all joint owners. An authorized agent, including one or two or more joint owners, may execute the Election Notice on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the Election Notice, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds capital stock as nominee for several beneficial owners may exercise appraisal rights with respect to the stock held for one or more beneficial owners while not exercising such rights with respect to the capital stock held for other beneficial owners. In such case, the Election Notice should set forth the number of shares of stock (on an as converted basis) as to which appraisal rights are sought. Where no number of shares of stock is expressly mentioned, the Election Notice will be presumed to cover all stock held in the name of the record owner. Shareholders who hold their stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of the Election Notice for such nominee's stock.

Within 10 days after the consummation of the Sale, we will make a written offer (the “Appraisal Offer”) to each dissenting shareholder who satisfied the requirement of Section 607.1321 to pay an amount we estimate to be the fair value for such stock. The fair value determined will reflect the value of the stock prior to the issuance of the Form 8-K.  The Appraisal Offer will be accompanied by a form to be completed by the dissenting shareholder (the “Shareholder Form”), which includes information such as the shareholder’s name and address, the number of shares of stock to which the shareholder is asserting appraisal rights and whether the shareholder accepts our offer of fair value of the stock.  Any shareholder returning the Shareholder Form must deposit his or her stock certificate with us simultaneously with the filing of the Shareholder Form.  The Shareholder Form must be returned to us within 60 days after it is sent.  If the Shareholder Form is not received by us within this period, the shareholder will have waived his or her right to dissent

Any shareholder who has duly filed an Election Notice in compliance with Section 607.1321 will thereafter be entitled only to payment of the fair value of his or her stock and will not be entitled to vote or to exercise any other rights of a shareholder. If requested in writing, we are obligated under Florida law to provide to the shareholder so requesting, within 10 days of the end of the 60 day period referenced above, the number of shareholders who return the Shareholder Form by the specified date and the total number of shares owned by them.  An election to exercise appraisal rights may be withdrawn in writing by the shareholder within 20 days prior to the 60 day deadline for the delivery of the Shareholder Form to us. After this period, no such notice of election may be withdrawn unless we consent.  If any dissenting shareholder accepts our offer of payment, payment for his or her stock will be made within 90 days after receipt by us of the Shareholder Form. A shareholder who is dissatisfied with our offer must notify us on the Shareholder Form of his or her estimate of the fair value of his or her shares of stock and demand payment of that estimate plus interest.

If a shareholder makes demand for payment which remains unsettled, within 60 days after we receive the Shareholder Form we are required under Florida law to file an action in any court of competent jurisdiction in Hillsborough County, Florida, the county in which our registered office is located, requesting the fair value of such stock to be determined. The court will also determine whether each dissenting shareholder, as to whom we request the court to make such determination, is entitled to receive payment for his or her stock. If we fail to institute such a proceeding, any dissenting shareholder who has properly notified us on the Shareholder Form that he or she is dissatisfied with our offer, may do so in our name. All dissenting shareholders (whether or not residents of the State of Florida), other than shareholders who have agreed with us as to the value of their stock, will be made parties to the proceeding.  We must pay to each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in such stock.

Shareholders considering seeking dissenters' rights should be aware that any judicial determination of the "fair value" of the stock can be based on numerous considerations, including, but not limited to, the market value of the stock prior to the closing of the Sale and the net asset value and earnings value of our company. The costs and expenses of any judicial proceeding will be determined by the court and will be assessed against us, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom we have made an offer to pay for the stock, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

This summary does not comport to be complete and reference is made to the Statute attached as Exhibit “A”, the terms of which shall be controlling.

PROPOSAL NO. 2

AMENDMENT TO THE ARTICLES OF INCORPORATION

On August 17, 2012, the stockholders of the Company holding a majority of the outstanding Voting Stock of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to replace Article IV in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Articles of Incorporation, as amended, currently authorizes for issuance 4,000,000,000 shares consisting of 2,000,000,000 of Common Stock and 2,000,000,000 shares of Preferred Stock. The approval of this amendment to the Articles of Incorporation will increase the Company's authorized shares of Common Stock to 5,000,000,000, and the authorized shares of Preferred Stock to 5,000,000,000. The Company currently has authorized Common Stock of 2,000,000,000 shares and approximately 1,384,962,167 shares of Common Stock are issued and outstanding as of the Record Date and authorized Preferred Stock of 2,000,000,000 of which 2,000,000,000 shares are issued and outstanding. The Board believes that the increase in the authorized Common Shares and Preferred Shares will provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

Article IV of the Company’s Articles of Incorporation reads currently as follows:

“ARTICLE IV SHARES

The number of shares of stock is:

Common Shares 2,000,000,000
Par value .001

Preferred Shares 2,000,000,000
Par value .000001

Upon approval of the amendment to increase the Company's authorized shares of Common Stock from 2,000,000,000 to 5,000,000,000, and the Company’s authorized shares of Preferred Stock from 2,000,000,000 to 5,000,000,000, Article IV of the Company's Articles of Incorporation will read as follows:

“ARTICLE IV SHARES

The number of shares of stock is:

Common Shares 5,000,000,000
Par value .001

Preferred Shares 5,000,000,000
Par value .000001”

INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The terms of the additional shares of Common Stock and Preferred Stock will be identical to those of the currently outstanding shares. However, because holders of Common Stock and Preferred Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of Common Stock and Preferred Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock and Preferred Stock. This amendment and the creation of additional shares of authorized Common and Preferred Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common and Preferred Stock will remain unchanged under this amendment.

As of the Record Date, a total of 1,384,962,167 shares of the Company's currently authorized 2,000,000,000 shares of Common Stock are issued and outstanding, and 2,000,000,000 shares of the Company’s currently authorized 2,000,000,000 shares of Preferred Stock are issued and outstanding.  The increase in the number of authorized but unissued shares of Common and Preferred Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock and Preferred Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

We may enter into additional investments in order to develop our operations. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. We will be required to issue additional shares of Common and / or Preferred Stock which are proposed to be authorized if we elect to issue equity securities. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common or Preferred Stock that may be issued in the future and, therefore, future issuances of Common and Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

FINANCIAL INFORMATION

The Financial information provided with this report consists of the following:

Financial Statements of Bulova Technologies Group, Inc.

1.
Audited Consolidated Financial Statements as of and for the years ended September 30, 2011 and 2010, as included in the Company’s Annual Report filed on Form 10KA, filed with the Securities and Exchange Commission on February 3, 2012.

2.
Unaudited Consolidated Financial Statements as of and for the three and nine months ended June 30, 2012 and 2011 as included in the Company’s  Quarterly Report filed on Form 10Q, filed with the Securities and Exchange Commission on August 8, 2012.

Financial Statements of Bulova Technologies Ordnance Systems LLC (business being disposed of)

3.	Unaudited Financial Statements of Bulova Technologies Ordnance Systems LLC as of and for the years ended September 30, 2011 and 2010.

4.	Unaudited Financial Statements of Bulova Technologies Ordnance Systems LLC as of and for the nine months ended June 30, 2012 and 2011

Pro forma Financial Information

5	Pro forma Financial Statements as of June 30, 2012 as if the sale being disclosed in this filing had occurred as of that date

6.	Pro forma results of Bulova Technologies Group, Inc. without Bulova Technologies Ordnance Systems LLC

1.           BULOVA TECHNOLOGIES GROUP, INC. - AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Item 8. Consolidated Financial Statements

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARY

Drake & Klein CPAs
2451 McMullen Booth Rd., Suite 210
Clearwater, FL  33759

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Bulova Technologies Group, Inc.

We have audited the accompanying consolidated balance sheets of Bulova Technologies Group, Inc. and subsidiaries as of September 30, 2011 and 2010, and the related consolidated statements of operations, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bulova Technologies Group, Inc. and subsidiaries as of September 30, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Drake & Klein CPAs

Drake & Klein CPAs
Clearwater, Florida

January 13, 2012

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	September 30,
	2011	2010

ASSETS

Cash and cash equivalents	$169,499	$12,605
Accounts receivable	228,085	451,793
Contract claim receivable	-	-
Inventory	685,226	1,240,031
Other current assets	130,826	-
Current assets from discontinued operations	-	1,305,707

Total Current Assets	1,213,636	3,010,136

Property, plant and equipment	2,545,258	2,501,704
Investments	1,791,855	1,766,855
Other assets	107,618	548,748
Non-current assets from discontinued operations	-	2,594,707

	$5,658,367	$10,422,150

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable	$203,769	$231,365
Accrued expenses	6,416,831	6,451,243
Advance payments and billings in excess of cost	883,504	1,451,287
Current portion of long term debt	5,365,245	2,941,376
Current liabilities from discontinued operations	1,934,588	5,277,590

Total current liabilities	14,803,937	16,352,861

Shareholder loans and accrued interest	185,392	4,409,469
Long term debt, net of current portion–	1,268,925	1,396,022
Non-current liabilities associated with assets held for sale	-	1,160,000

	16,258,254	23,318,352

Commitments and contingencies	-	-

Shareholders’ deficit
Common stock, $.001 par; authorized 1,000,000,000 shares, 438,138,975 and 81,902,405 issued and outstanding at September 30, 2011 and 2010	438,139	81,902
Additional paid in Capital in excess of par	18,065,442	8,002,412
Retained earnings (deficit)	(29,103,468)	(20,980,516)

	(10,599,887)	(12,896,202)

	$5,658,367	$10,422,150

See accompanying notes to consolidated financial statements.

Table of Contents

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2011	2010

Revenues	$4,903,292	$11,669,862
Cost of revenues	3,136,389	8,576,134

Gross profit	$1,766,903	3,093,728

Selling and administrative expenses	5,475,857	4,403,871
Stock based compensation	3,020,055	584,046
Depreciation and amortization expense	2,141,931	625,729
Interest expense	1,012,163	731,908

Total expenses	11,650,006	6,345,554

Loss from operations	(9,883,103)	(3,251,826)

Other income (expense)
Other income (expense)	1,273,735	(59)

Loss from continuing operations before income taxes	(8,609,368)	(3,251,885)

Income tax expense	-	-

Loss from continuing operations	(8,609,368)	(3,251,885)
Gain (loss) from discontinued operations, net of tax	486,416	(7,171,754)

Net loss	$(8,122,952)	$(10,423,639)

Basic and diluted net loss per common share
Loss from continuing operations	$(.033)	$(041)
Loss from discontinued operations	.002	(.091)
Net loss	$(.031)	$(.132)
Weighted average common shares, basic and diluted	259,784,348	78,530,187

See notes to consolidated financial statements.

Table of Contents

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2011	2010

Cash flows from operating activities:
Net loss	$(8,122,952)	$(10,423,639)
(Gain) loss from discontinued operations	(486,416)	7,171,754
Loss from continuing operations	(8,609,368)	(3,251,885)
Adjustments to reconcile loss from continuing operations to net cash flows from operating activities:
Depreciation and amortization	2,141,931	625,729
Recognition of deferred revenue	-	(136,349)
Stock based compensation	3,020,055	584,046
Changes in operating assets and liabilities
Accounts receivable	223,708	61,907
Inventory	554,805	64,758
Prepaid expenses and other assets	721,625	81,814
Accounts payable and accrued expenses	275,992	4,615,968
Advance payments and billings in excess of costs	(567,783)	(2,876,659)

Net cash flows from operating activities – continuing operations	(2,239,035)	(230,671)
Net cash flows from operating activities – discontinued operations	(116,171)	(1,716,871)
Net cash flows from operating activities	(2,355,206)	(1,947,542)

Cash flows from investing activities:
Cash disposed of in business disposition	-	(42,853)
Investments in multiple companies	(25,000)	(256,545)
Purchase of property and equipment	(209,180)	(4,573)
Net cash flows from investing activities – continuing operations	(234,180)	(303,971)
Net cash flows from investing activities – discontinued operations	-	(257,057)
Net cash flows from investing activities	(234,180)	(561,028)

Cash flows from financing activities
Shareholder advances	667,154	404,126
Repayment of Shareholder loans	(1,205,736)	-
Increases in long term debt	3,581,500	2,000,000
Repayments of long term debt	(929,638)	(111,795)
Proceeds from sale of stock	633,000

Net cash flows from financing activities – continuing operations	2,746,280	2,292,331
Net cash flows from financing activities – discontinued operations		159,549
Net cash flows from financing activities	2,746,280	2,451,880

Increase (decrease) in cash and cash equivalents	156,894	(56,690)
Cash and cash equivalents, beginning	12,605	69,295

Cash and cash equivalents, ending	$169,499	$12,605
Cash paid for interest	$305,312	$550,161
Cash paid for taxes	$-	$-

Supplemental schedule of non-cash financing and investing activities:

•	October 16,2009, the Company issued 249,999 shares of common stock to acquire Cybercare

•	November 24, 2009, the Company issued 2,100,000 shares of common stock in satisfaction of debt to unrelated parties

•	December 16, 2009, the Company issued 2,500,000 shares of common stock to securitized debt

•	December 22, 2009, the Company issued warrants to acquire 2,500,000 shares of common stock in conjunction with the acquisition of new debt

•	December 22, 2009, the Company incurred debt in the amount of $1,672,451 to acquire equipment and settle a related party lease

•	January 20, 2010, the Company issued 2,000,000 shares to securitize debt and recorded it as stock based compensation

•	February 8, 2010, the Company issued 850,000 shares to various individuals as stock based compensation

•	June 25, 2010, the Company sold all of its interest in Bulovatech Labs in exchange for 200,000,000 shares of Growth Technologies International, Inc. (GRWT).

•	During the month of August 2010 – the Company issued 1,849,496 shares to various individuals as stock based compensation

•	October 29, 2010, the Company issued 45,000,000 shares of common stock for interest accrued on related party debt

•	November 5, 2010, the Company issued warrants to acquire 1,600,000 shares of common stock in conjunction with the acquisition of new debt

•	February 4, 2011, the Company issued warrants to acquire 1,000,000 shares of common stock in conjunction with the acquisition of new convertible debt

•	March 22, 2011, the Company issued warrants to acquire 1,300,000 shares of common stock in conjunction with the acquisition of new debt

•	May 25, 2011, the Company issued warrants to acquire 3,000,000 shares of common stock in conjunction with the acquisition of new debt

•	June 23, 2011, the Company issued warrants to acquire 1,800,000 shares of common stock in conjunction with the acquisition of new debt

•	July 14, 2011, the Company issued warrants to acquire 2,300,000 shares of common stock in conjunction with the acquisition of new debt

•	August 1, 2011, the Company issued warrants to acquire 3,000,000 shares of common stock in conjunction with the acquisition of new debt

•	August 9, 2011, the Company issued warrants to acquire 5,850,000 shares of common stock in conjunction with the acquisition of new debt

•	August 30, 2011, the Company issued warrants to acquire 2,574,000 shares of common stock in conjunction with the acquisition of new debt

See notes to consolidated financial statements.

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

	Common Stock
	Number of Shares	Amount	Additional Paid in Capital	Accumulated (deficit)	Treasury Stock	Total
Balances, September 30, 2009	72,355,910	$72,355	$6,407,159	$(10,556,877)	$(38,184)	$(4,115,547)
Issuance of shares to acquire Cybercare	249,999	250	102,250			102,500
Issuance of shares in satisfaction of debt	2,100,000	2,100	422,900			425,000
Issuance of shares for securitization of debt	2,500,000	2,500	272,500			275,000
Issuance of warrants associated with new debt			256,438			256,438
Issuance of shares for securitization of debt	2,000,000	2,000	338,000			340,000
Issuance of shares as stock based compensation	850,000	850	92,650			93,500
Issuance of shares as stock based compensation	1,849,496	1,850	148,696			150,546
Cancellation of treasury shares	(3,000)	(3)	(38,181)		38,184	-
Net loss for the year ended September 30, 2010				(10,423,639)		(10,423,639)
Balances, September 30, 2010	81,902,405	$81,902	$8,002,412	$(20,980,516)	$-	$(12,896,202)

Issuance of shares for services	2,328,156	2,328	124,310			126,638
Issuance of shares associated with related party debt	51,659,181	51,659	864,590			916,249
Issuance of shares from sales	5,379,385	5,380	384,620			390,000
Issuance of warrants and convertible debt			93,730			93,730
Issuance of shares for services	5,490,444	5,491	453,657			459,148
Issuance of shares in satisfaction of debt	6,000,000	6,000	119,000			125,000
Issuance of shares from sales	13,422,222	13,422	229,578			243,000
Issuance of warrants and convertible debt			645,971			645,971
Issuance of shares associated with related party debt	199,395,376	199,395	1,794,558			1,993,953
Issuance of shares for services	30,766,775	30,767	1,805,502			1,836,269
Issuance of shares to securitize debt	10,000,000	10,000	588,000			598,000
Issuance of shares associated with new debt	9,000,000	9,000	513,000			522,000
Issuance of warrants and convertible debt			1,861,329			1,861,329
Issuance of shares associated with related party debt	20,000,000	20,000	180,000			200,000
Issuance of shares in satisfaction of debt	2,795,031	2,795	24,205			27,000
Issuance of warrants and convertible debt			380,980			380,980
Net loss for the year ended September 30, 2011				(8,122,952)		(8,122,952)
Balances, September 30, 2011	438,138,975	$438,139	$18,065,442	$(29,103,468)	$-	$(10,599,887)

See notes to consolidated financial statements.

1.     Description of business:

Bulova Technologies Group, Inc. ("BLVT" or the "Company") was originally incorporated in Wyoming in 1979 as “Tyrex Oil Company”.  During 2007, the Company divested itself of all assets and previous operations.  During 2008, the Company filed for domestication to the State of Florida, and changed its name to Bulova Technologies Group, Inc. and changed its fiscal year from June 30 to September 30.  On January 1, 2009 the Company acquired the stock of a private company that was under common control and began operations in Florida. The Company operates as a government contractor in the United States. Headquarter facilities are in Clearwater and Brandon, Florida and its operating facilities are located in Mayo, Florida.

2.     Principles of consolidation and basis of presentation:

These consolidated financial statements include the assets and liabilities of Bulova Technologies Group, Inc. and its subsidiaries as of September 30, 2011 and 2010.  All material intercompany transactions have been eliminated.

On January 1, 2009, the Company acquired the stock of 3Si Holdings, Inc. (“3Si”) a privately held Florida corporation controlled by the majority stockholder of the Company in exchange for 40,000,000 shares of its common stock.  The assets and operations of 3Si have been accounted for in three operating subsidiaries, BT Manufacturing Company LLC, Bulova Technologies Ordnance Systems LLC, and Bulova Technologies (Europe) LLC (formerly Bulova Technologies Combat Systems LLC).

BT Manufacturing Company LLC – prior to discontinuance, its operations were located in Melbourne, Florida, in a 35,000 square foot facility where it assembled a wide range of printed circuit boards, including single sided through 14 layers, through-hole, surface mount and mixed.  It manufactured cable assemblies and complete systems and offered value-add services such as direct-ship to end customers, depot repair and design assistance.  In June 2010, the Company determined to dispose of BT Manufacturing Company LLC, and as such has accounted for this business segment as a discontinued operation.  Final settlement and disposition of this segment was accomplished during the quarter ended March 31, 2011.

Bulova Technologies Ordnance Systems LLC. – located on 261 acres in Mayo, Florida is a load, assembly, and pack facility specializing in fuzes, safe and arming devices and explosive simulators.  Bulova Technologies Ordnance Systems LLC is registered with the United States Department of State Directorate of Defense Trade Controls (DDTC).  It produces a variety of pyrotechnic devices, ammunition and other energetic materials for the U. S. Government and other allied governments throughout the world.

Bulova Technologies (Europe) LLC – located in the Company’s corporate headquarters in Clearwater, Florida, this subsidiary was originally formed to administer an acquisition contract that Bulova Technologies Ordnance Systems LLC was awarded from the U.S. Department of Defense in January 2009.  The Company has since changed the name to Bulova Technologies (Europe) LLC and is developing a Mortar Exchange program to facilitate the needs of NATO member countries.

Bulovatech Labs, Inc., prior to its disposal was located in Clearwater, Florida.  This entity was formed to incubate, develop and license commercial applications of technologies pertinent to the defense, alternative energy and healthcare industries.  Subsequent to its formation Bulovatech Labs, Inc. made various loans and investments in both private and public companies.  On June 25, 2010, the Company sold all of its interest in Bulovatech Labs in exchange for 200,000,000 shares of Growth Technologies International, Inc. (GRWT)

In the opinion of management, the accompanying consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position as of September 30, 2011 and 2010, and the results of operations and cash flows for the years ended September 30, 2011 and 2010.

Subsequent Events

The Company has evaluated subsequent events through January 13, 2012 to assess the need for potential recognition or disclosure in this report.  Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

Business Segments

Commencing with the Company’s acquisition of 3Si Holdings, Inc. in January of 2009, the Company operated in two business segments, government contracting and contract manufacturing.  With the Company’s disposal of BT Manufacturing Company LLC, the Company is no longer operating more than one business segment as all efforts of the company are now focused on Department of Defense contracting.

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Financial Instruments

The carrying amounts of cash, receivables and current liabilities approximated fair value due to the short-term maturity of the instruments.  Debt obligations were carried at cost, which approximated fair value due to the prevailing market rate for similar instruments.

Fair Value Measurement

All financial and nonfinancial assets and liabilities were recognized or disclosed at fair value in the financial statements.  This value was evaluated on a recurring basis (at least annually).  Generally accepted accounting principles in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on a measurement date. The accounting principles also established a fair value hierarchy which required an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Three levels of inputs were used to measure fair value.

Level 1: Quotes market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that were corroborated by market data.

Level 3: Unobservable inputs that were not corroborated by market data.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash deposits in major financial institutions in the United States. At times deposits within a bank may exceed the amount of insurance provided on such deposits. Generally, these deposits are redeemed upon demand and, therefore, are considered by management to bear minimal risk.

Accounts receivable

Accounts receivable represent amounts due from customers in the ordinary course of business from sales activities in each of the Company’s business segments.  The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectable and consequently has provided no allowance for doubtful accounts.
The majority of the Company’s revenues and accounts receivable pertain to contracts with the US Government.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market.  Market was generally considered to be net realizable value.  Inventory consisted of materials used to manufacture the Company’s products work in process and finished goods ready for sale.

The breakdown of inventory at September 30, 2011 and 2010 is as follows:

	September 30,	September 30,
	2011	2010
Finished goods	$-	$14,733
Work in process	96,000	106,119
Materials and supplies	589,226	2,153,992

Total inventory	685,226	2,274,844
Less inventory classified as discontinued operations	-	(1,034,813)

Total inventory of continuing operations	$685,226	$1,240,031

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range from 10 to 20 years for buildings and improvements and 5 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s balance sheet and the net gain or loss is included in the determination of operating income. Property, plant and equipment acquired as part of a business acquisition are valued at fair value.

Property, plant and equipment are comprised of the following at September 30, 2011 and 2010

	As of September 30,
	2011	2010
Land	$1,225,000	$1,225,000
Buildings and improvements	1,170,194	1,170,194
Machinery and equipment	698,759	3,214,054
Funiture and fixtures	44,735	98,081
Leasehold improvements	-	234,489

	3,138,688	5,941,818
Less accumulated depreciation	(593,430)	(1,037,123)

Net property, plant and equipment	2,545,258	4,904,695
Less property, plant and equipment from discontinued operations	-	(2,402,991)

Net property, plant and equipment of continuing operations	$2,545,258	$2,501,704

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets at least annually. Impairment losses were recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount. If such assets were impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of were reported at the lower of the carrying value or fair value, less costs to sell.

Discontinued Operations

In accordance with ASC 205-20, Presentation of Financial Statements-Discontinued Operations (“ASC 205-20”), we reported the results of BT Manufacturing Company LLC, our contract manufacturing segment as a discontinued operation. The application of ASC 205-20 is discussed in Note 5 “Discontinued Operations”

Revenue Recognition

Sales revenue is generally recognized upon the shipment of product to customers or the acceptance by customers of the product. Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances were recognized. The majority of the Company’s revenue is generated under various fixed and variable price contracts as follows:

Revenues on fixed-price type contracts are recognized using the Percentage-Of-Completion (POC) method of accounting as specified in government contract accounting standards and the particular contract. Revenues earned on fixed-price production contracts under which units are produced and delivered in a continuous or sequential process are recognized as units are delivered based on their contractual selling prices (the “Units-of-Delivery” basis of determination). Sales and profits on each fixed-price production contract under which units are not produced in a continuous or sequential process are recorded based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract revenue, less cumulative sales recognized in prior periods (the “Cost-to-Cost” basis of determination). Under both types of basis for determining revenue earned, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance, which can exceed one year. The estimated total profit margin is evaluated on a periodic basis by management throughout the term of an individual contract to determine if the estimated total profit margin should be adjusted.

The Company has certain contracts with the U.S. Government that have been funded through “Performance-Based-Payments”. Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items. These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results. As units are delivered and invoiced, the U.S. Government withholds 90% of the invoiced amount as repayment of the contract financing advances.

Cost of Revenues

The costs of revenues include direct materials and labor costs, and indirect labor associated with production and shipping costs.

Advertising Costs

The costs of advertising are expensed as incurred and are included in the Company’s operating expenses. Advertising expenses for the years ended September 30, 2011 and 2010 were $ -0- and $29,904, respectively.

Shipping Costs

The Company includes shipping costs in cost of revenues.

Income Taxes

Income tax benefits or provisions are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities were recovered or settled. Deferred tax assets were also recognized for operating losses that were available to offset future taxable income and tax credits that were available to offset future federal income taxes, less the effect of any allowances considered necessary. The Company follows the guidance provided by ASC 740, Accounting for Uncertainty in Income Taxes, for reporting uncertain tax provisions.

Loss per Common Share

Basic net loss per share includes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of September 30, 2011, there were 24,924,000 common stock equivalents that were dilutive but had no effect on loss per share.

Basic net loss per share includes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2011 through the date these financial statements were issued.

3. Contract Claim Receivable

The acquisition of 3Si Holdings, Inc. included the membership interest in Bulova Technologies Ordnance Systems LLC which had certain obligations to perform on then existing contracts with the US Government. Bulova Technologies Ordnance Systems, LLC had received advance funding under these contracts by the US Government through Performance-Based-Payments, a method of financing designed by the government to provide working capital to small business contractors so they can purchase the materials needed to fulfill the contract. At the time of the acquisition, the US Government had provided advance financing on the assumed contracts in the amount of $3,200,597.

In accordance with the provisions of Section 9-610 of the Uniform Commercial Code as enacted in the state of New York these cash funds amounting to $3,200,597 were retained by Webster Business Capital Corporation, the secured lender that had acquired the assets pursuant to the Section 9 foreclosure proceedings. The Company has performed under the contract and has filed a claim against the secured lender, Webster Bank, for the recovery of these funds.

The Company is attempting to resolve this matter, and expects to be successful in recovering these amounts. However, as in all matters in litigation, the outcome is not certain and amounts recovered, if any, could be materially different than expected. These amounts, which are not carried as assets on the balance sheet, will be recorded as revenue if and when such claims are settled.

4. Discontinued Operations

In June of 2010, because of continuing losses in our contract manufacturing business segment, the Company announced management’s decision to market BT Manufacturing Company LLC for sale. BT Manufacturing Company LLC, a wholly owned subsidiary of the Company represented our contract manufacturing segment. As a result of the decision to sell this business segment, the Company has identified the assets and liabilities of BT Manufacturing Company LLC as pertaining to discontinued operations at September 30, 2011 and September 30, 2010 and has segregated its operating results and presented them separately as a discontinued operation for all periods presented.

In September 2010, the Company estimated a loss in the amount of $2,650,000 to be realized upon completion of the disposal of this business segment, as well as an estimated operating loss of $900,000 to be incurred during the phase-out period. During March 2011, the Company finalized its negotiations relative to the disposition of the assets of this operation with an effective date of December 31, 2010. As a part of this settlement, the buyer that acquired the operations has provided an earn out agreement to Sovereign Bank to assist in the payment of the remaining obligation on the note payable to them. This balance is carried as a liability from discontinued operations on our consolidated balance sheet.

Summarized operating resultes for discontinued operations is as follows:

	Year Ended
	September 30,
	2011	2010

Revenue	$254,004	$1,932,807
Cost of Sales	(152,403)	(1,734,195)
Gross profit	101,601	198,612
Operating expenses	(542,802)	(3,892,724)
Other income	927,617	72,358
Income (loss) from operations	486,416	(3,621,754)
Loss on disposal of discontinued operations	-	(3,550,000)
Income tax benefit	-	-
Income (loss) from discontinued operations, net of tax	$486,416	$(7,171,754)

The income (loss) from discontinued operations above do not include any income tax effect as the Company was not in a taxable position due to its continued losses and a full valuation allowance

Summary of assets and liabilities of discontinued operations is as follows:

	September 30,
	2011	2010

Accounts receivable	$-	$232,630
Inventory	-	1,034,813
Other current assets	-	38,264
Total current assets from discontinued operations	-	1,305,707
Property plant and equipment - net	-	2,402,991
Other assets	-	191,716
Total assets from discontinued operations	$-	$3,900,414

Accounts payable and accrued expenses	$273,705	$1,055,590
Current portion of long-term debt	1,660,883	672,000
Provision for loss on disposal of business segment	-	3,550,000
Total current liabilities associated with discontinued operations	1,934,588	5,277,590
Long term debt, net of current portion	-	1,160,000
Total liabilities associated with discontinued operations	$1,934,588	$6,437,590

5. Investments

Investments represent various loans and investments in both private and public companies through Bulovatech Labs. Loans are reported at cost and equity investments are valued at fair value. Equity investments are primarily in technology development companies and are not held for resale.

On June 25, 2010, the Company sold all of its interest in Bulovatech Labs in exchange for 200,000,000 shares of Growth Technologies International, Inc. (GRWT).

The Level 2 Equity Investments represent the carrying value of the stock received in the transaction. The Level 2 loans represent the amount of the loan receivable from Bulovatech Labs.

At September 30, 2011 the cost and fair values of the investments were as follows:

Investments

	Cost	Gain	Loss	Fair Value
Level 1 Equity Investments	$-	$-	$-	$-
Level 2 Equity Investments	184,500	-	-	184,500
Level 2 Loans	1,607,355	-	-	1,607,355

	$1,791,855	$-	$-	$1,791,855

6. Advance Payments and Billings in Excess of Cost

Advance payments and billings in excess of costs represents liabilities of the Company associated with contracts in process as of the balance sheet date, and consist of the following:

Advance Payments - The Company has certain contracts with the U.S. Government that are funded through “Performance-Based-Payments”. Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items. These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results. As units are delivered and invoiced, the U.S. Government withholds 90% of the invoiced amount as repayment of the contract financing advances. On January 1, 2009, with the acquisition of 3Si Holdings, Inc. and membership interest of Bulova Technologies Ordnance Systems LLC, the Company assumed certain obligations to perform contracts with the US Government with an outstanding balance at the date of acquisition of $3,200,597. The balances outstanding as of September 30, 2011 and September 30, 2010 are $ 883,504 and $1,041,516 respectively.

Billings in Excess of Cost plus Earnings on Uncompleted Contracts – The Company accounts for fixed-price production contracts under which units are not produced in a continuous or sequential process based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract price. The Company did not have any billings on uncompleted contracts in excess of the costs incurred plus estimated earnings calculated on this percentage of completion method as of September 2011 and September 30, 2010.

At September 30, 2011, the Company has included in accrued expenses an amount of approximately $6,100,000 relative to a contract performance dispute with the US Government. The Company has filed claims pursuant to this dispute with the government to recover all or substantially all of the expenses provided for in this accrual. There can be no assurance with respect to the outcome of this litigation.

7. Long Term Debt

Long term debt consisted of the following at:

	September 30, 2011	September 30, 2010
Promissory note payable to Webster Business Capital Corporation, dated December 16, 2008, in the original amount of $825,000 payable in full on June 30, 2009, with interest at 4.5% annually. This note was not repaid and is still outstanding as of the issuance of these financial statements. This note is secured by a lien on real estate, timber rights and certain equipment with net carrying values of approximately $2,000,000 at June 30, 2011.	$825,000	$825,000

Mortgage payable to Bank of America, dated March 10, 2006, in the original amount of $840,000 payable in monthly fixed principal payments of $4,667 plus variable interest at 2.5% plus the banks index rate, secured by real estate with carrying values of approximately $1,500,000 at June 30, 2011. Final payment is due on March 10, 2021.	532,000	588,000

Note payable to Harold L. and Helene M. McCray, dated October 19, 2005, in the original amount of $1,070.000, bearing interest at 8% per annum, payable in monthly installments of $10,225.48 secured by land and buildings with carrying values of approximately $1,500,000 at June 30, 2011. Final payment is due on December 1, 2020.	799,283	860,365

Note payable to Edward Viola, dated October 19, 2005, in the original amount of $80,000, bearing interest at 8% per annum, payable in monthly installments of $764.52. Final payment is due on December 1, 2020.	59,463	64,032

Note payable to PNL Newco II, LLC, dated December 22, 2009, in the original amount of $2,000,000, payable in monthly fixed principal payments of $42,000 plus variable interest at LIBOR plus 5% with a minimum rate of 5.5%, secured by an earn out agreement with the party that acquired all of the personal property of the discontinued operations of BT Manufacturing Company, LLC. Final balloon payment is due December 22, 2011.	1,660,883	1,832,000

Note payable to GovFunding, LLC, dated December 22, 2009,in the amount of $2,000,000 bearing interest at 22%., secured by a lock box agreement tied to the proceeds of a single government contract with a carrying value of approximately $2,800,000 at June 30, 2011 On February 4, 2011, this note was refinanced in a new convertible note.	-	2,000,000

Convertible Note payable to GovFunding, LLC, dated February 4, 2011, in the amount of $3,158,000 net of debt discount of $202,354, bearing interest at 18%., secured by a lock box agreement tied to the proceeds of a single government contract with a carrying value of approximately $2,600,000 at June 30, 2011. Final payment is due January 31, 2012.	2,955,646	-

Convertible Note payable to Asher Enterprises, Inc. dated February 28, 2011 in the original amount of $75,000, current balance net of debt discount of $6,141, bearing interest at 8%. with a maturity date of December 2, 2011.	41,859	-

Insurance premium financing agreement with First Insurance Funding Corp. dated January 21, 2011 in the original amount of $75,043, bearing interest at 9.9%, payable in monthly installments of $8,693 per month, final payment due October 21, 2011	7,924	-

Note payable to The David J Keehan Trust dated June 30, 2011 in the amount of $500,000, bearing interest at the rate of 10% payable interest only through maturity. Final payment due September 30, 2011.	500,000	-

Convertible Note payable to Asher Enterprises, Inc. dated March 31, 2011 in the amount of $42,500 net of debt discount of $5,703, bearing interest at 8%. with a maturity date of January 4, 2012.	36,797	-

Convertible Note payable to Asher Enterprises, Inc. dated May 26, 2011 in the amount of $35,000 net of debt discount of $7,459, bearing interest at 8%. with a maturity date of March 1, 2012.	27,541	-

Convertible Note payable to GovFunding, LLC dated May 25, 2011 in the amount of $220,000 net of debt discount of $73,427, bearing interest at 18%. with a maturity date of April 30, 2012.	146,573	-

Convertible Note payable to GovFunding LLC dated June 23, 2011 in the amount of $133,000 net of debt discount of $54,054, bearing interest at 18%. with a maturity date of June 30, 2012.	78,946	-

Note payable to GovFunding LLC dated July 14, 2011 in the amount of $105,000, bearing interest at 18%. with a maturity date of August 1, 2011.	105,000	-

Insurance premium financing agreement with Flat Iron Capital dated July 26, 2011 in the original amount of $14,224, bearing interest at 7.4%, payable in monthly installments of $1,251 per month, final payment due May 26, 2012	9,737	-

Convertible Note payable to GovFunding LLC dated August 1, 2011 in the amount of $128,000 net of debt discount of $65,792, bearing interest at 18%. with a maturity date of April 30, 2012.	62,208	-

Convertible Note payable to GovFunding LLC dated August 9, 2011 in the amount of $250,000 net of debt discount of $137,135, bearing interest at 18%. with a maturity date of June 30, 2012.	112,865	-

Convertible Note payable to Asher Enterprises, Inc. dated August 19, 2011 in the original amount of $43,000 net of debt discount of $16,416, bearing interest at 8%. with a maturity date of May 22, 2012	26,584	-

Note payable to The David J Keehan Trust dated July 11, 2011 in the amount of $100,000, bearing interest at the rate of 10% payable interest only through maturity. Final payment due September 30, 2011.	100,000	-

Note payable to The David J Keehan Trust dated August 5, 2011 in the amount of $100,000, bearing interest at the rate of 10% payable interest only through maturity. Final payment due September 30, 2011.	100,000	-

Note payable to The David J Keehan Trust dated August 5, 2011 in the amount of $50,000, bearing interest at the rate of 10% payable interest only through maturity. Final payment due September 30, 2011.	50,000	-

Convertible Note payable to GovFunding LLC dated August 30, 2011 in the amount of $110,000 net of debt discount of $53,256, bearing interest at 18%. with a maturity date of June 30, 2012.	56,744	-
	8,295,053	6,169,398
Less current portion pertaining to continuing operations	(5,365,245)	(2,941,376)
Less current portion associated with discontinued operations	(1,660,883)	(672,000)
Less long term portion associated with discontinued operations	-	(1,160,000)
	$1,268,925	$1,396,022

Principal maturities of long term debt for the next five years and thereafter as of September 30, 2011 are as follows:

Period ended September 30,
2012	$7,026,128
2013	127,286
2014	133,203
2015	139,610
2016	146,550
Thereafter	722,276
$8,295,053

8.    Income Taxes

Deferred income taxes are the result of timing differences between book and tax basis of certain assets and liabilities, timing of income and expense recognition of certain items and net operating loss carry forwards. The Company evaluates temporary differences resulting from the different treatment of items for tax and accounting purposes and records deferred tax assets and liabilities on the balance sheet using the tax rates expected when the temporary differences reverse.

On January 1 2009 the Company acquired for stock of 3SI Holdings in exchange for shares of the Company's common stock.  For income tax purposes this transaction has been treated as a tax free reorganization under the provisions of Section 368A of the Internal Revenue Code.  3SI Holdings had various net operating loss carry over’s. Because of the change in ownership of 3SI Holdings, the net operating loss carry-overs will transfer to the Company. The transferred net operating losses are subject to an annual limitation under the provisions of Section 382 of the Internal Revenue Code to offset future taxable income of the Company.  These net operating loss carry-overs are included in the deferred tax asset of the Company.

The income tax provision consists of the following for the years ending September 30 2011 and 2010:

	9/30/2011	9/30/2010
Current
Federal	$-	$-
State	-	-

Deferred - Continuing Operations
Federal	-	-
State	-	-
	$-	$-

Deferred - Discontinued Operations
Federal	-	-
State	-	-
	$-	$-

The Company has previously recognized an income tax benefit for its operating losses generated since inception through September 30 2008 based on uncertainties concerning its ability to generate taxable income in future periods. Based on current events management has re-assessed  the valuation allowance and the recognition of the deferred tax assets attributable to the net operating losses and other assets. Based on the Company's  history of losses and other negative evidence, the Company has determined that the valuation allowance should be increased  accordingly to offset the entire deferred tax asset.

As of September 30, 2011 the Company had federal net operating loss carry forwards of approximately $17,344,000 and Florida net operating loss carry forwards of approximately $17,245,000. The federal net operating loss carry forwards will expire in 2020 through 2030 and state net operating loss carry forwards that will expire in 2028 through 2030.

The components of deferred tax assets and liabilities as of September 30, 2011 and 2010 is as follows:

	Current	Non-Current

Deferred tax assets:
NOL and contribution carry forwards	$-	$6,522,961
Property & Equipment		(33,936)
Accrued Comp	225,780
Accrued Interest	-
Accrued Marketing Fee	18,254
Share based Compensation	-	1,548,695
Estimated Loss - Segment Disposal	-
	244,034	8,037,721

Valuation Allowance	(244,034)	(8,037,721)
Net Deferred Tax Asset	$-	$-

Deferred tax (liabilities):
	-	-
Net Deferred Tax Liability	-	-

Net deferred tax asset (liability)	$-	$-
Less: current net deferred tax asset (liability)	-	-
Net non-current deferred tax asset (liability)	$-	$-

The change in the valuation allowance is as follow:

September 30, 2010	$5,704,014
September 30, 2011	8,281,754

Increase in valuation allowance	$2,577,740

The Company increased the valuation allowance by approximately $2,578,000 in the period ending September 30, 2011. The valuation allowance was increased  to offset the current year net operating loss and other identified tax assets.

The income tax rate computed using the federal statutory rates is reconciled to the reported effective income tax rate as follows:

Continuing Operations	9/30/2011	9/30/2010

Expected provision at US statutory rate	34.00%	34.00%
State income tax net of federal benefit	3.63%	3.63%
Permanent and Other Differences	-	-
Valuation Allowance	-37.63%	-37.63%

Effective Income Tax Rate	0.00%	0.00%

The Company files income tax returns on a consolidated basis in the United States federal jurisdiction and the State of Florida. As of September 30, 2011, the tax returns for the Company for the years ending 2009 through 2011 remain open to examination by the Internal Revenue Service and Florida Department of Revenue. In addition the tax returns related to 3SI remain open to federal and state examination for the periods ending June 2005 through 2008. The Company and its subsidiaries are not currently under examination for any period.

The Company has adopted a policy to recognize interest and penalties accrued related to unrecognized tax benefits in its income tax provision. The Company has evaluated its unrecognized tax benefits and determined  that due to the NOL carry forwards, that no accrual of interest and penalties is required in the current period.

9.  Commitments and Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

U.S. Government agencies, including the Defense Contract Audit Agency and various agency Inspectors General routinely audit and investigate costs and performance on contracts, as well as accounting and general business practices of contractors  Based on the results of such audits, the U.S. Government may adjust contract related costs and fees, including allocated indirect costs.  None of the Company’s contracts are currently the subject of any government audits.

The Company operates corporate and administrative offices in two leased facilities, one in Clearwater, Florida, and the other in Brandon, Florida, and an apartment in Frankfurt, Germany on a month to month basis.  During the quarter ended September 30, 2011, the Clearwater location was leased for a monthly base rent of $6,717, increased by 3% each year through the expiration date of April 30, 2012  The Brandon location is leased for a base monthly rental of $17,275 increased by a minimum of 2.5% each year through the expiration date of December 21, 2027.

Total rent expense for the year ended September 30, 2011, was approximately $338,519.

The Company’s commitments for minimum lease payments under these operating leases for the next five years and thereafter as of September 30, 2011 are as follows:

Period ended September 30
2012	$254,319
2013	207,300
2014	207,300
2015	207,300
2016	207,300
Thereafter	2,332,125
$3,415,644

10.   Related Party Transactions

The following related party transactions not disclosed elsewhere in this document are as follows:

Bulova Technologies Ordnance Systems LLC had a Marketing Firm Agreement with Ramal Management Co. (“Ramal”), a related company owned by Stephen L Gurba, our Chief Executive Officer which expired on January 1, 2011.  Pursuant to the terms of the agreement, Ramal received a marketing fee for services of 4% of net sales generated through contracts of Bulova Technologies Ordnance Systems LLC.  Subsequent to the expiration of this marketing agreement, the marketing fee of 4% is now paid to Stephen Gurba as a part of his compensation package.

The Company has received loans from the two (2) major shareholders totaling $1,627,385 and $4,409,469 as of June 30, 2011 and September 30, 2010 respectively.  These loans are supported by notes bearing interest at 5% annually with restricted conversion features and no repayment schedule.  The notes were originally issued for $1,500,000 for each shareholder then subsequently raised to a maximum of $5,000,000.  All shareholder debt is accruing interest. During the year ended September 30, 2011, the Company issued 226,054,557 shares of common stock in exchange for $2,565,202 of shareholder loans.

On October 29, 2010 the Company issued each of the two major shareholders 22,500,000 shares of stock as payment on interest accrued to date and for an estimate of the interest that will accrue on their respective loans through 2011.

On July 12, 2011 John Stanton resigned as Chairman, Director and Chief Financial Officer of the Company.  Stephen L. Gurba was appointed Chairman of the Board and Frank W. Barker, Jr. was appointed Chief Financial Officer.

11.  Stockholders’ Equity

On October 16, 2009, the Company issued 249,999 shares of common stock as satisfaction of the reorganization plan of Cybercare, a company acquired in Bulovatech Labs

On November 24, 2009, the Company issued 2,100,000 shares of common stock as satisfaction of debt to unrelated parties in the amount of $425,000.

On December 16, 2009 the Company authorized the issuance of 2,500,000 shares to securitize its new debt with Sovereign Bank.

On December 22, 2009 the Company issued debt in the amount of $2,000,000 with detachable warrants.  These warrants provide for the purchase of 2,500,000 shares of the Company’s stock at $.10 per share for a period of 5 years.  The warrants have a fair value of $256,438 which is accounted for as a discount to the debt and amortized over the life of the debt which is 7 months.

On January 20, 2010 the Company issued 2,000,000 shares to the Company’s Chief Executive Officer as stock based compensation for the purpose of securitizing debt.

On February 8, 2010 the Company issued 850,000 shares to various individuals as stock based compensation

During August 2010, the Company issued 1,849,496 shares to various individuals as stock based compensation

On October 7, 2010,the Company issued 6,659,181 shares in exchange for related party debt

On October 8, 2010 the Company issued 932,284 shares for services in the amount of $42,885.

On October 29, 2010 the Company issued 1,395,872 shares for services in the amount of $83,752.

On October 29, 2010 the Company sold 5,379,385 shares to various individuals

On October 29, 2010 the Company issued 22,500,000 shares to its Chief Executive Officer in payment of past due interest accrued on a convertible promissory note over the balance of 2010 and prospectively through 2011.

On October 29, 2010 the Company issued 22,500,000 shares to its Chairman of the Board in payment of past due interest accrued on a convertible promissory note over the balance of 2010 and prospectively through 2011.

On November 5, 2010 the Company issued debt in the amount of $250,000 with detachable warrants.  These warrants provide for the purchase of 1,600,000 shares of the Company’s stock at $.05 per share for a period of 5 years.  The warrants had a fair value of $77,160 at the time of issuance, which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months.

On January 27, 2011 the Company sold 2,400,000 shares to various individuals.

On January 27, 2011 the Company issued 2,550,000 shares for services in the amount of $204,000.

On February 2, 2011 the Company issued 480,000 shares for services in the amount of $43,200.

On February 3, 2011 the Company amended its articles of incorporation to increase its authorized shares to 1,000,000,000 (one billion)

On February 4, 2011 the Company issued convertible debt in the amount of $3,158,000 with detachable warrants.  These warrants provide for the purchase of 1,000,000 shares of the Company’s stock at $.08 per share for a period of 5 years.  The warrants and the beneficial conversion feature of this note had a fair value of $593,783 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months.

On February 25, 2011 the Company issued 1,124,444 shares for services and a negotiated settlement in the amount of $98,389.

On February 25, 2011 the Company sold 1,188,889 shares to various individuals.

On February 28, 2011, the Company issued convertible debt in the amount of $75,000.  The beneficial conversion feature of this note had a fair value of $27,000 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months

On March 15, 2011 the Company issued 1,086,000 shares for services in the amount of $92,310.

On March 15, 2011 the Company sold 6,500,000 shares to various individuals.

On March 22, 2011 the Company issued debt in the amount of $65,000 with detachable warrants.  These warrants provide for the purchase of 1,300,000 shares of the Company’s stock at $.01 per share for a period of 5 years.  The warrants had a fair value of $41,759 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is one month.

On March 31, 2011 the Company sold 3,333,333 shares to an individual

On March 31, 2011 the Company issued 6,000,000 shares to satisfy a debt in the amount of $125,000.

On March 31, 2011, the Company issued convertible debt in the amount of $42,500.  The beneficial conversion feature of this note had a fair value of $16,575 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months

On April 4, 2011, the Company issued 746,775 shares to various individuals for service

On April 27, 2011 the Company issued 195,895,376 shares as a conversion of related party debt in the amount of $1,958,953

On April 27, 2011 the Company issued 30,020,000 shares various individuals for services.

On April 28, 2011 the Company issued 10,000,000 shares as stock based compensation for the purpose of securitizing debt.

On May 9, 2011 the Company issued 3,500,000 shares as a conversion of related party debt in the amount of $35,000.

On May 16, 2011 the Company issued 9,000,000 shares in conjunction with new debt

On May 25, 2011 the Company issued convertible debt in the amount of $220,000 with detachable warrants.  These warrants provide for the purchase of 3,000,000 shares of the Company’s stock at $.01 per share for a period of 5 years.  The warrants and the beneficial conversion feature of this note had a fair value of $117,552 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months.

On May 26, 2011, the Company issued convertible debt in the amount of $35,000.  The beneficial conversion feature of this note had a fair value of $16,650 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months

On June 23, 2011 the Company issued convertible debt in the amount of $133,000 with detachable warrants.  These warrants provide for the purchase of 1,800,000 shares of the Company’s stock at $.01 per share for a period of 5 years.  The warrants and the beneficial conversion feature of this note had a fair value of $73,584 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 12 months.

On July 14, 2011 the Company issued debt in the amount of $105,000 with detachable warrants.  These warrants provide for the purchase of 2,300,000 shares of the Company’s stock at $.01 per share for a period of 5 years.  The warrants had a fair value of $54,861 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 1 month.

On August 1, 2011 the Company issued convertible debt in the amount of $128,000 with detachable warrants.  These warrants provide for the purchase of 3,000,000 shares of the Company’s stock at $.01 per share for a period of 5 years.  The warrants and the beneficial conversion feature of this note had a fair value of $84,325 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 9 months.

On August 9, 2011 the Company issued convertible debt in the amount of $250,000 with detachable warrants.  These warrants provide for the purchase of 5,850,000 shares of the Company’s stock at $.01 per share for a period of 5 years.  The warrants and the beneficial conversion feature of this note had a fair value of $163,161 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 12 months.

On August 9, 2011 the Company issued debt in the amount of $110,000 with detachable warrants.  These warrants provide for the purchase of 2,574,000 shares of the Company’s stock at $.01 per share for a period of 5 years.  The warrants had a fair value of $59,282 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months.

On August 19, 2011, the Company issued convertible debt in the amount of $43,000.  The beneficial conversion feature of this note had a fair value of $19,350 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months

On August 19, 2011 the Company issued 20,000,000 shares as a conversion of related party debt in the amount of $200,000.

On September 7, 2011 the Company issued 652,174 shares as a conversion of debt in the amount of $12,000

On September 23, 2011 the Company issued 2,142,857 shares as a conversion of debt in the amount of $15,000

12. Subsequent Events

Subsequent to September 30, 2011, the Company issued additional shares of its common stock as follows:

October 2011 –8,896,394 shares issued as conversion of debt

October 2011 – 500,000 shares issued for services

November 2011 – 10,268,342 shares issued to various individuals

November 2011 – 5,352,941 shares issued as conversion of debt

December 2011 – 12,831,591 shares issued as conversion of debt

December 2011 – 90,000,000 shares issued as conversion of related party debt

In November 2011, the Company amended its Articles of Incorporation to create a class of Preferred Stock with an authorization of 2,000,000,000 shares, all of which were issued to our Chairman of the Board.

In November 2011, the Company increased its authorization of common shares to 2,000,000,000.

2.           BULOVA TECHNOLOGIES GROUP, INC. - UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Item 1. Consolidated Financial Statements

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	40

Consolidated Balance Sheets as of June 30, 2012 and September 30, 2011	41

Consolidated Statements of Operations for the Three and Nine Months Ended June 30, 2012 and 2011	42

Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2012 and 2011	43

Consolidated Statement of Changes in Stockholders’ Equity for the Nine Months Ended June 30, 2012	45

Notes to Consolidated Financial Statements	46

Drake & Klein CPAs
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Bulova Technologies Group, Inc.

We have reviewed the accompanying balance sheets of Bulova Technologies Group, Inc. as of June 30, 2012 and 2011, and the related statements of operations and retained earnings, and cash flows for the nine-months ended June 30, 2012 and 2011. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Drake & Klein CPAs

Drake & Klein CPAs
f/k/a Randall N Drake CPA PA
Clearwater, Florida
August 8, 2012

PO Box 2493	2451 McMullen Booth Rd.
Dunedin, FL 34697-2493	Suite 210
727-512-2743	Clearwater, FL 33759-1362

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2012 (unaudited)	September 30, 2011
ASSETS

Cash and equivalents	$33,963	$169,499
Accounts receivable	142,884	228,085
Contract claim receivable	-	-
Inventory	960,650	685,226
Other current assets	51,016	130,826

Total current assets	1,188,513	1,213,636

Property, plant and equipment	2,432,437	2,545,258
Investments	1,791,855	1,791,855
Other assets	37,294	107,618

Total Assets	$5,450,099	$5,658,367

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$325,073	$203,769
Accrued expenses	6,517,135	6,416,831
Advance payments and billings in excess of cost	512,524	883,504
Current portion of long term debt	8,105,399	5,365,245
Current liabilities associated with discontinued operations	1,989,099	1,934,588

Total current liabilities	17,449,230	14,803,937

Shareholder loans and accrued interest	130,959	185,392
Long term debt, net of current portion	1,174,417	1,268,925

Total liabilities	18,754,606	16,258,254

Commitments and contingencies	-	-

Shareholders’ deficit:
Preferred stock, $.00001 par, authorized 2,000,000,000 shares; 2,000,000,000 and -0- issued and outstanding at June 30, 2012 and September 30, 2011	20,000	-
Common stock, $.001 par; authorized 2,000,000,000 shares; 1,110,809,699 and 438,138,975 issued and outstanding at June 30, 2012 and September 30, 2011	1,110,810	438,139
Additional paid in capital in excess of par	20,689,779	18,065,442
Retained deficit	(35,125,096)	(29,103,468)

Total shareholders’ deficit	(13,304,507)	(10,599,887)

Total liabilities and shareholders’ equity	$5,450,099	$5,658,367

See accompanying notes to consolidated financial statements.

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2012 AND 2011
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30
	2012	2011	2012	2011

Revenues	$616,871	$1,612,434	$2,538,613	$3,792,556
Cost of revenues	404,509	857,422	1,564,947	2,210,156

Gross profit	212,362	755,012	973,666	1,582,400

Selling and administrative expense	852,256	1,152,264	2,781,151	3,613,678
Stock based compensation	738,255	2,434,269	2,265,939	3,020,055
Depreciation and amortization expense	489,308	690,877	1,676,065	930,511
Interest expense	89,084	259,003	728,892	699,681

Total expenses	2,168,903	4,536,413	7,452,047	8,263,925

Income (loss) from operations	(1,956,541)	(3,781,401)	(6,478,381)	(6,681,525)

Other income (expense)
Other income	106	-	525,264	1,190

Loss from continuing operations before Income taxes	(1,956,435)	(3,781,401)	(5,953,117)	(6,680,335)

Income tax expense	-	-	-	-

Loss from continuing operations	(1,956,435)	(3,781,401)	(5,953,117)	(6,680,335)
Income (loss) from discontinued operations, net of tax	(22,837)	-	(68,511)	414,105

Net loss	$(1,979,272)	$(3,781,401)	$(6,021,628)	$(6,266,230)

Basic and diluted net income (loss) per share
Loss from continuing operations	$(.002)	$(.011)	$(.008)	$(.033)
Income (Loss) from discontinued operations	-	-	-	.002
	$(.002)	$(.011)	$(.008)	$(.031)

Weighted average shares used in computing basic anddiluted net (loss) per common share	966,737,758	341,076,832	756,066,512	203,970,072

See accompanying notes to consolidated financial statements.

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JUNE 30, 2012 AND 2011
(Unaudited)

	2012	2011
Cash flows from operating activities:
Net loss	$(6,021,628)	$(6,266,230)
(Income) Loss from discontinued operations	68,511	(414,105)
Loss from continuing operations	(5,953,117)	(6,680,335)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,676,065	930,511
Stock based payment for services	2,265,939	3,020,055
Changes in operating assets and liabilities
Accounts receivable	85,201	183,222
Inventory	(275,424)	531,059
Prepaid expenses and other assets	79,810	122,731
Accounts payable and accrued expenses	271,608	4,599
Advance payments and billings in excess of costs	(370,980)	(409,771)

Net cash flows from operating activities – continuing operations	(2,220,898)	(2,297,929)
Net cash flows from operating activities – discontinued operations	-	(99,330)
Net cash flows from operating activities	(2,220,898)	(2,397,259)

Cash flows from investing activities:
Investments in multiple companies	-	(25,000)
Purchase of property and equipment	(1,000)	(3,500)

Net cash flows from investing activities – continuing operations	(1,000)	(28,500)
Net cash flows from investing activities – discontinued operations	-	-
Net cash flows from investing activities	(1,000)	(28,500)

Cash flows from financing activities:
Repayment of Shareholder loans	(146,063)	(91,250)
Increases in long term debt	2,355,000	2,082,500
Repayment of long term debt	(122,575)	(127,205)
Proceeds from sale of stock	-	633,000

Net cash flows from financing activities – continuing operations	2,086,362	2,497,045
Net cash flows from financing activities – discontinued operations	-	-
Net cash flows from financing activities	2,086,362	2,497,045

Increase (decrease) in cash and cash equivalents	(135,536)	71,286
Cash and cash equivalents, beginning	169,499	12,605

Cash and cash equivalents, ending	$33,963	$83,891
Cash paid for interest	$72,094	$98,578
Cash paid for taxes	$-	$-

Supplemental schedule of non-cash financing and investing activities:

•	October 2011, the Company issued 8,896,394 common shares issued as conversion of debt

•	October 2011, the Company issued 500,000 common shares for services

•	November 2011, the Company issued 10,268,342 common shares to various individuals

•	November 2011, the Company issued 5,352,941 common shares as conversion of debt

•	December 2011, the Company issued 12,831,591 common shares as conversion of debt

•
December 2011, the Company issued 90,000,000 common shares and authorized the issuance of an additional 60,000,000 shares as conversion of related party debt 50,000,000 of which were issued in the first quarter of 2012

•	January 2012, the Company issued 151,500,000 common shares for services

•	February 2012 , the Company issued 750,000 common shares for services

•	February 2012, the Company issued 95,000,000 common shares in association with new debt

•	February 2012, the Company issued 2,400,000 common shares as conversion of debt

•	March 2012, the Company issued 3,142,857 common shares as conversion of debt

•	April 2012, the Company issued 3,461,538 common shares as conversion of debt

•	April 2012, the Company issued 20,000,000 common shares for services

•	May 2012, the Company issued 25,412,821 common shares for services

•	May 2012, the Company issued 6,360,000 common shares as conversion of debt

•	May 2012, the Company issued 35,000,000 common shares in association with new debt

•	June 2012, the Company issued 75,000,000 common shares in association with new debt

•	June 2012, the Company issued 14,084,507 common shares as conversion of debt

•	June 2012, the Company issued 30,878,777 common shares for services

•	June 2012, the Company issued 21,830,956 common shares as conversion of debt

See accompanying notes to consolidated financial statements.

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
FOR THE NINE MONTHS ENDED JUNE 30, 2012
(Unaudited)

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid in Capital	Accumulated (deficit)	Total
Balances, October 1, 2011	-	$-	438,138,975	$438,139	$18,065,442	$(29,103,468)	$(10,599,887)
Issuance of shares for services	2,000,000,000	20,000	230,302,622	230,303	696,232		946,535
Issuance of shares without consideration in completion of a prior year transaction			9,007,318	9,007	(9,007)		-
Issuance of shares in satisfaction of debt			228,360,784	228,361	649,239		877,600
Issuance of convertible debt					123,469		123,469
Issuance of shares associated with new debt			205,000,000	205,000	797,500		1,002,500
Issuance of common stock warrants					366,904		366,904
Net loss for the nine months ended June 30, 2012						(6,021,628)	(6,021,628)
Balances, June 30, 2012	2,000,000,000	$20,000	1,110,809,699	$1,110,810	$20,689,779	$(35,125,096)	$(13,304,507)

See accompanying notes to consolidated financial statements.

BULOVA TECHNOLOGIES GROUP,INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED JUNE 30, 2012 AND 2011
(Unaudited)

1.            Description of business:

Bulova Technologies Group, Inc. ("BLVT" or the "Company") was originally incorporated in Wyoming in 1979 as “Tyrex Oil Company”. During 2007, the Company divested itself of all assets and previous operations. During 2008, the Company filed for domestication to the State of Florida, and changed its name to Bulova Technologies Group, Inc. and changed its fiscal year from June 30 to September 30. On January 1, 2009 the Company acquired the stock of a private company that was under common control and began operations in Florida. The Company operates as a government contractor in the United States. Headquarter facilities are in Clearwater and Brandon, Florida and its operating facilities are located in Mayo, Florida.

2.            Principles of consolidation and basis of presentation:

The accompanying consolidated balance sheet as of September 30, 2011, has been derived from audited financial statements.

The unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s latest Form 10-K.

On January 1, 2009, the Company acquired the stock of 3Si Holdings, Inc. (“3Si”) a privately held Florida corporation controlled by the majority stockholder of the Company in exchange for 40,000,000 shares of its common stock. The assets and operations of 3Si have been accounted for in three operating subsidiaries, BT Manufacturing Company LLC, Bulova Technologies Ordnance Systems LLC, and Bulova Technologies (Europe) LLC (formerly Bulova Technologies Combat Systems LLC).

BT Manufacturing Company LLC – prior to discontinuance, its operations were located in Melbourne, Florida, in a 35,000 square foot facility where it assembled a wide range of printed circuit boards, including single sided through 14 layers, through-hole, surface mount and mixed. It manufactured cable assemblies and complete systems and offered value-add services such as direct-ship to end customers, depot repair and design assistance. In June 2010, the Company determined to dispose of BT Manufacturing Company LLC, and as such has accounted for this business segment as a discontinued operation. Final settlement and disposition of this segment was accomplished during the quarter ended March 31, 2011.

Bulova Technologies Ordnance Systems LLC. – located on 261 acres in Mayo, Florida is a load, assembly, and pack facility specializing in fuzes, safe and arming devices and explosive simulators. Bulova Technologies Ordnance Systems LLC is registered with the United States Department of State Directorate of Defense Trade Controls (DDTC). It produces a variety of pyrotechnic devices, ammunition and other energetic materials for the U. S. Government and other allied governments throughout the world.

Bulova Technologies (Europe) LLC – located in the Company’s corporate headquarters in Clearwater, Florida, this subsidiary was originally formed to administer an acquisition contract that Bulova Technologies Ordnance Systems LLC was awarded from the U.S. Department of Defense in January 2009. The Company has since changed the name to Bulova Technologies (Europe) LLC and is developing a Mortar Exchange program to facilitate the needs of NATO member countries.

Bulovatech Labs, Inc., prior to its disposal was located in Clearwater, Florida. This entity was formed to incubate, develop and license commercial applications of technologies pertinent to the defense, alternative energy and healthcare industries. Subsequent to its formation Bulovatech Labs, Inc. made various loans and investments in both private and public companies. On June 25, 2010, the Company sold all of its interest in Bulovatech Labs in exchange for 200,000,000 shares of Growth Technologies International, Inc. (GRWT)

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2012 and the results of operations and cash flows for the three months and nine months ended June 30, 2012 and 2011.

The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Subsequent Events

The Company has evaluated subsequent events through August 7, 2012, to assess the need for potential recognition or disclosure in this report. Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

Business Segments

Commencing with the Company’s acquisition of 3Si Holdings, Inc. in January of 2009, the Company operated in two business segments, government contracting and contract manufacturing. With the Company’s disposal of BT Manufacturing Company LLC, the Company is no longer operating more than one business segment as all efforts of the company are now focused on Department of Defense contracting

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Financial Instruments

The carrying amounts of cash, receivables and current liabilities approximated fair value due to the short-term maturity of the instruments. Debt obligations were carried at cost, which approximated fair value due to the prevailing market rate for similar instruments.

Fair Value Measurement

All financial and nonfinancial assets and liabilities were recognized or disclosed at fair value in the financial statements. This value was evaluated on a recurring basis (at least annually). Generally accepted accounting principles in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on a measurement date. The accounting principles also established a fair value hierarchy which required an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Three levels of inputs were used to measure fair value.

Level 1: Quotes market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that were corroborated by market data.

Level 3: Unobservable inputs that were not corroborated by market data.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash deposits in major financial institutions in the United States. At times deposits within a bank may exceed the amount of insurance provided on such deposits. Generally, these deposits are redeemed upon demand and, therefore, are considered by management to bear minimal risk.

Accounts receivable

Accounts receivable represent amounts due from customers in the ordinary course of business. The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectable and consequently has provided no allowance for doubtful accounts.

The majority of the Company’s revenues and accounts receivable pertain to contracts with the US Government.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market. Market was generally considered to be net realizable value. Inventory consisted of materials used to manufacture the Company’s products work in process and finished goods ready for sale.

The breakdown of inventory at June 30, 2012 and September 30, 2011 is as follows:

	June 30, 2012	September 30, 2011
Finished goods	$-	$-
Work in process	-	96,000
Materials and supplies	960,650	589,226

Total inventory	960,650	685,226
Less inventory classified as discontinued operations	-	-

Total inventory of continuing operations	$960,650	$685,226

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range from 10 to 20 years for buildings and improvements and 5 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s balance sheet and the net gain or loss is included in the determination of operating income. Property, plant and equipment acquired as part of a business acquisition are valued at fair value.

Property, plant and equipment are comprised of the following at June 30, 2012 and September 30, 2011

	June 30, 2012	September 30, 2011
Land	$1,225,000	$1,225,000
Buildings and improvements	1,170,194	1,170,194
Machinery and equipment	698,759	698,759
Funiture, fixtures and leasehold improvements	45,735	44,735

	3,139,688	3,138,688
Less accumulated depreciation	(707,251)	(593,430)

Net Property, plant and equipment	2,432,437	2,545,258
Less property, plant and equipment from discontinued operations	-	-

Net property, plant and equipment of continuing operations	$2,432,437	$2,545,258

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets at least annually. Impairment losses were recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount. If such assets were impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of were reported at the lower of the carrying value or fair value, less costs to sell.

Discontinued Operations
In accordance with ASC 205-20, Presentation of Financial Statements-Discontinued Operations (“ASC 205-20”), we reported the results of BT Manufacturing Company LLC, our contract manufacturing segment as a discontinued operation. The application of ASC 205-20 is discussed in Note 5 “Discontinued Operations”

Revenue Recognition
Sales revenue is generally recognized upon the shipment of product to customers or the acceptance by customers of the product. Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances were recognized. The majority of the Company’s revenue is generated under various fixed and variable price contracts as follows:

Revenues on fixed-price type contracts are recognized using the Percentage-Of-Completion (POC) method of accounting as specified in government contract accounting standards and the particular contract. Revenues earned on fixed-price production contracts under which units are produced and delivered in a continuous or sequential process are recognized as units are delivered based on their contractual selling prices (the “Units-of-Delivery” basis of determination). Sales and profits on each fixed-price production contract under which units are not produced in a continuous or sequential process are recorded based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract revenue, less cumulative sales recognized in prior periods (the “Cost-to-Cost” basis of determination). Under both types of basis for determining revenue earned, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance, which can exceed one year. The estimated total profit margin is evaluated on a periodic basis by management throughout the term of an individual contract to determine if the estimated total profit margin should be adjusted.

The Company has certain contracts with the U.S. Government that are funded through “Performance-Based-Payments”. Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items. These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results. As units are delivered and invoiced, the U.S. Government withholds 90% of the invoiced amount as repayment of the contract financing advances.

Cost of Revenues

The costs of revenues include direct materials and labor costs, and indirect labor associated with production and shipping costs.

Advertising Costs

The costs of advertising are expensed as incurred and are included in the Company’s operating expenses. The Company did not incur any advertising expenses for the nine months ended June 30, 2012 and 2011.

Shipping Costs

The Company includes shipping costs in cost of goods sold.

Income Taxes

Income tax benefits or provisions are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities were recovered or settled. Deferred tax assets were also recognized for operating losses that were available to offset future taxable income and tax credits that were available to offset future federal income taxes, less the effect of any allowances considered necessary. The Company follows the guidance provided by FIN 48, Accounting for Uncertainty in Income Taxes, for reporting uncertain tax provisions.

Loss per Common Share

Basic net loss per share includes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of June 30, 2012, there were 294,924,000 common stock equivalents that were dilutive but had no effect on loss per share.

Basic net loss per share includes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to June 30, 2012 through the date these financial statements were issued.

3. Contract Claim Receivable

The acquisition of 3Si Holdings, Inc. included the membership interest in Bulova Technologies Ordnance Systems LLC which had certain obligations to perform on then existing contracts with the US Government. Bulova Technologies Ordnance Systems, LLC had received advance funding under these contracts by the US Government through Performance-Based-Payments, a method of financing designed by the government to provide working capital to small business contractors so they can purchase the materials needed to fulfill the contract. At the time of the acquisition, the US Government had provided advance financing on the assumed contracts in the amount of $3,200,597.

In accordance with the provisions of Section 9-610 of the Uniform Commercial Code as enacted in the state of New York these cash funds amounting to $3,200,597 were retained by Webster Business Capital Corporation, the secured lender that had acquired the assets pursuant to the Section 9 foreclosure proceedings. The Company has performed under the contract and is pursuing a claim against the secured lender, Webster Bank, for the recovery of these funds.

The Company is attempting to resolve this matter, and expects to be successful in recovering these amounts. However, as in all matters in litigation, the outcome is not certain and amounts recovered, if any, could be materially different than expected. These amounts, which are not carried as assets on the balance sheet, will be recorded as revenue if and when such claims are settled.

4. Investments

Investments represent various loans and investments in both private and public companies through Bulovatech Labs. Loans are reported at cost and equity investments are valued at fair value. Equity investments are primarily in technology development companies and are not held for resale.

On June 25, 2010, the Company sold all of its interest in Bulovatech Labs in exchange for 200,000,000 shares of Growth Technologies International, Inc. (GRWT).

At June 30, 2012 the cost and fair values of the investments were as follows:

Investments

	Cost	Gain	Loss	Fair Value
Level 1 Equity Investments	$-	$-	$-	$-
Level 2 Equity Investments	184,500	-	-	184,500
Level 2 Loans	1,607,355	-	-	1,607,355

	$1,791,855	$-	$-	$1,791,855

5. Discontinued Operations

In June of 2010, because of continuing losses in our contract manufacturing business segment, the Company announced management’s decision to market BT Manufacturing Company LLC for sale. BT Manufacturing Company LLC, a wholly owned subsidiary of the Company represented our contract manufacturing segment. As a result of the decision to sell this business segment, the Company has identified the assets and liabilities of BT Manufacturing Company LLC as pertaining to discontinued operations at June 30, 2012 and September 30, 2011 and has segregated its operating results and presented them separately as a discontinued operation for all periods presented.

In September 2010, the Company estimated a loss in the amount of $2,650,000 to be realized upon completion of the disposal of this business segment, as well as an estimated operating loss of $900,000 to be incurred during the phase-out period. For the nine months ended June 30, 2011 the Company incurred actual operating losses associated with this discontinued segment of $598,728. During March 2011, the Company finalized its negotiations relative to the disposition of the assets of this operation with an effective date of December 31, 2010. As a part of this settlement, the buyer that acquired the operations has provided an earn out agreement to PNL Newco II LLC to assist in the payment of the remaining obligation on the note payable to them. This balance is carried as a liability from discontinued operations on our consolidated balance sheet.

Summarized operating resultes for discontinued operations is as follows:

	Nine Months Ended June 30,
	2012	2011

Revenue	$-	$254,004
Cost of Sales	-	(152,403)
Gross profit	-	101,601
Operating expenses	(68,511)	(497,127)
Other	-	809,631
Gain (Loss) to be recognized from discontinued operations	(68,511)	414,105
Income tax benefit	-	-
Gain (loss) to be recognized from discontinued operations, net of tax	$(68,511)	$414,105

The gain (loss) from discontinued operations above do not include any income tax effect as the Company was not in a taxable position due to its continued losses and a full valuation allowance

Summary of assets and liabilities of discontinued operations is as follows:

	June 30,	September 30,
	2012	2011

Accounts receivable	$-	$-
Inventory	-	-
Other current assets	-	-
Total current assets held for sale	-	-
Property plant and equipment - net	-	-
Other assets	-	-
Total assets from discontinued operations	$-	$-

Accounts payable and accrued expenses	$328,216	$273,705
Current portion of long-term debt	1,660,883	1,660,883
Provision for loss on disposal of business segment	-	-
Total current liabilities associated with discontinued operations	1,989,099	1,934,588
Long term debt, net of current portion	-	-
Total liabilities associated with discontinued operations	$1,989,099	$1,934,588

6. Advance Payments and Billings in Excess of Cost

Advance payments and billings in excess of costs represents liabilities of the Company associated with contracts in process as of the balance sheet date, and consist of the following:

Advance Payments - The Company has certain contracts with the U.S. Government that are funded through “Performance-Based-Payments”. Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items. These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results. As units are delivered and invoiced, the U.S. Government withholds 90% of the invoiced amount as repayment of the contract financing advances. On January 1, 2009, with the acquisition of 3Si Holdings, Inc. and membership interest of Bulova Technologies Ordnance Systems LLC, the Company assumed certain obligations to perform contracts with the US Government with an outstanding balance at the date of acquisition of $3,200,597. The balances outstanding as of June 30, 2012 and September 30, 2011 are $512,524 and $883,504 respectively.

Billings in Excess of Cost plus Earnings on Uncompleted Contracts – The Company accounts for fixed-price production contracts under which units are not produced in a continuous or sequential process based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract price. The Company did not have any billings on uncompleted contracts in excess of the costs incurred plus estimated earnings calculated on this percentage of completion method as of June 30, 2012 and September 30, 2011.

7. Long Term Debt

Long term debt consisted of the following at:

	June 30, 2012	September 30, 2011
Promissory note payable to Webster Business Capital Corporation, dated December 16, 2008, in the original amount of $825,000 payable in full on June 30, 2009, with interest at 4.5% annually. This note was not repaid and is still outstanding as of the issuance of these financial statements. This note is secured by a lien on real estate, timber rights and certain equipment with net carrying values of approximately $2,000,000 at June 30, 2012.	$825,000	$825,000

Mortgage payable to Bank of America, dated March 10, 2006, in the original amount of $840,000 payable in monthly fixed principal payments of $4,667 plus variable interest at 2.5% plus the banks index rate, secured by real estate with carrying values of approximately $1,500,000 at June 30, 2012. Final payment is due on March 10, 2021.	490,000	532,000

Note payable to Harold L. and Helene M. McCray, dated October 19, 2005, in the original amount of $1,070.000, bearing interest at 8% per annum, payable in monthly installments of $10,225.48 secured by land and buildings with carrying values of approximately $1,500,000 at June 30, 2012. Final payment is due on December 1, 2020.	753,773	799,283

Note payable to Edward Viola, dated October 19, 2005, in the original amount of $80,000, bearing interest at 8% per annum, payable in monthly installments of $764.52. Final payment is due on December 1, 2020.	56,060	59,463

Note payable to PNL Newco II, LLC, dated December 22, 2009, in the original amount of $2,000,000, payable in monthly fixed principal payments of $42,000 plus variable interest at LIBOR plus 5% with a minimum rate of 5.5%, secured by an earn out agreement with the party that acquired all of the personal property of the discontinued operations of BT Manufacturing Company, LLC. Final balloon payment was due December 22, 2011. This loan is currently in default.	1,660,883	1,660,883

Convertible Note payable to GovFunding, LLC, dated February 4, 2011, in the amount of $3,158,000, bearing interest at 18. Final payment was due January 31, 2012.	3,158,000	2,955,646

Convertible Note payable to Asher Enterprises, Inc. dated February 28, 2011 in the original amount of $75,000, current balance net of debt discount of $6,141, bearing interest at 8%. with a maturity date of December 2, 2011.	-	41,859

Insurance premium financing agreement with First Insurance Funding Corp. dated January 21, 2011 in the original amount of $75,043, bearing interest at 9.9%, payable in monthly installments of $8,693 per month, final payment due October 21, 2011	-	7,924

Note payable to The David J Keehan Trust dated June 30, 2011 in the amount of $500,000, bearing interest at the rate of 10% payable interest only through maturity. Final payment was due September 30, 2011.	-	500,000

Convertible Note payable to Asher Enterprises, Inc. dated March 31, 2011 in the amount of $42,500 net of debt discount of $5,703, bearing interest at 8%. with a maturity date of January 4, 2012.	-	36,797

Convertible Note payable to Asher Enterprises, Inc. dated May 26, 2011 in the amount of $35,000 net of debt discount of $7,459, bearing interest at 8%. with a maturity date of March 1, 2012.	-	27,541

Convertible Note payable to GovFunding, LLC dated May 25, 2011 in the amount of $220,000 bearing interest at 18%. Final payment was due April 30, 2012.	220,000	146,573

Convertible Note payable to GovFunding LLC dated June 23, 2011 in the amount of $133,000 bearing interest at 18%. Final payment was due June 30, 2012.	133,000	78,946

Note payable to GovFunding LLC dated July 14, 2011 in the amount of $105,000, bearing interest at 18%. Final payment was due August 1, 2011.	105,000	105,000

Insurance premium financing agreement with Flat Iron Capital dated July 26, 2011 in the original amount of $14,224, bearing interest at 7.4%, payable in monthly installments of $1,251 per month, final payment due May 26, 2012	-	9,737

Convertible Note payable to GovFunding LLC dated August 1, 2011 in the amount of $128,000 bearing interest at 18%. Final payment was due April 30, 2012.	128,000	62,208

Convertible Note payable to GovFunding LLC dated August 9, 2011 in the amount of $250,000 bearing interest at 18%. Final payment was due June 30, 2012.	250,000	112,865

Convertible Note payable to Asher Enterprises, Inc. dated August 19, 2011 in the original amount of $43,000, bearing interest at 8%. with a maturity date of May 22, 2012	-	26,584

Note payable to The David J Keehan Trust dated July 11, 2011 in the amount of $100,000, bearing interest at the rate of 10% payable interest only through maturity. Final payment due September 30, 2011.	-	100,000

Note payable to The David J Keehan Trust dated August 5, 2011 in the amount of $100,000, bearing interest at the rate of 10% payable interest only through maturity. Final payment due September 30, 2011.	-	100,000

Note payable to The David J Keehan Trust dated August 5, 2011 in the amount of $50,000, bearing interest at the rate of 10% payable interest only through maturity. Final payment due September 30, 2011.	-	50,000

Convertible Note payable to GovFunding LLC dated August 30, 2011 in the amount of $110,000 bearing interest at 18%. Final payment was due June 30, 2012.	110,000	56,744

Convertible Note payable to Asher Enterprises, Inc. dated December 2, 2011 in the original amount of $35,000 with a current balance of $25,000 net of debt discount of $4,782 bearing interest at 8%. with a maturity date of September 30, 2012	20,218	-

Convertible Note payable to Asher Enterprises, Inc. dated December 30, 2011 in the original amount of $35,000 net of debt discount of $6,310, bearing interest at 8%. with a maturity date of October 31, 2012	28,690	-

Convertible Note payable to Asher Enterprises, Inc. dated February 21, 2012 in the original amount of $32,500 net of discount of $7,686 bearing interest at 8% with a maturity date of November 21, 2012	24,814	-

Note payable to Keehan Trust Funding, LLC dated January 19, 2012 in the amount of $1,550,000, bearing interest at the rate of 10%. This note is secured by the assignment of the proceeds of a government contract with a value in excess of $4,500,000 as of June 30, 2012. Final payment due upon delivery.	1,550,000	-

Note payable to GovFunding LLC dated March 30 2012 in the amount of $100,000, bearing interest at 18%. Final payment was due June 1, 2012.	100,000	-

Note payable to Keehan Trust Funding, LLC dated March 30, 2012 with a maximum amount of $653,731, bearing interest at the rate of 10%. This note is secured by the assignment of the proceeds of certain government contracts with a value in excess of $700,000 as of June 30, 2012. Final payment due August 1, 2012.	285,000	-

Convertible Note payable to an individual dated May 4, 2012 in the amount of $30,000 net of debt discount of $3,880 bearing interest at 18% with a maturity date of July 31, 2012.	26,120	-

Convertible Note payable to an individual dated May 4, 2012 in the amount of $25,000 net of debt discount of $3,233 bearing interest at 18% with a maturity date of July 31, 2012.	21,767	-

Note payable to GovFunding LLC dated May 11, 2012 in the amount of $200,000, bearing interest at 12% with a maturity date of July 31, 212	200,000

Convertible Note payable to Asher Enterprises, Inc. dated May 15, 2012 in the amount of $32,500 net of debt discount of $$12,239 bearing interest at 8% with a maturity date of February 21, 2013.	20,261	-

Convertible Note payable to an individual dated May 25, 2012 in the amount of $100,000 net of debt discount of $25,887 bearing interest at 18% with a maturity date of August 25, 2012	74,113	-

Note payable to Keehan Trust Funding, LLC, dated June 1, 2012 in the amount of $700,000, bearing interest at the rate of 10%. This note is secured by the assignment of the proceeds of certain government contracts with a value in excess of $2,000,000 as of June 30, 2012. Final payment due November 30, 2012	700,000	-

	10,940,699	8,295,053
Less current portion pertaining to continuing operations	(8,105,399)	(5,365,245)
Less current portion associated with discontinued operations	(1,660,883)	(1,660,883)
	$1,174,417	$1,268,925

Principal maturities of long term debt for the next five years and thereafter as of June 30, 2012 are as follows:

Period ended June 30,
2013	$9,766,282
2014	131,178
2015	137,417
2016	144,175
2017	151,493
Thereafter	610,154
$10,940,699

As a consequence of the Company’s defaults on certain loans with GovFunding, LLC, the Company has entered into a Forbearance Agreement to assist the Company with its restructuring efforts, and provides for monthly payments through December 31, 2012 of $25,000. This monthly amount is comprised of a cash payment of $15,000, as well as the issuance of $10,000 of the Company’s common stock based on current market values.

8. Income Taxes

Deferred income taxes are the result of timing differences between book and tax basis of certain assets and liabilities, timing of income and expense recognition of certain items and net operating loss carry forwards. The Company evaluates temporary differences resulting from the different treatment of items for tax and accounting purposes and records deferred tax assets and liabilities on the balance sheet using the tax rates expected when the temporary differences reverse.

On January 1, 2009 the Company acquired for stock of 3SI Holdings in exchange for shares of the Company's common stock. For income tax purposes this transaction has been treated as tax free reorganization under the provisions of Section 368A of the Internal Revenue Code. 3SI Holdings had various net operating loss carryovers. Because of the change in ownership of 3SI Holdings, the net operating loss carry-overs will transfer to the Company. The transferred net operating losses are subject to an annual limitation under the provisions of Section 382 of the Internal Revenue Code to offset future taxable income of the Company. These net operating loss carry-overs are included in the deferred tax asset of the Company.

The Company has previously recognized an income tax benefit for its operating losses generated since inception through September 30 2011 based on uncertainties concerning its ability to generate taxable income in future periods. Based on current events management has re-assessed the valuation allowance and the recognition of the deferred tax assets attributable to the net operating losses and other assets. Based on the Company’s history of losses and other negative evidence, the Company has determined that the valuation allowance should be increased accordingly to offset the entire deferred tax asset.

As of September 30, 2011 the Company had federal net operating loss carry forwards of approximately $17,344,000 and Florida net operating loss carry forwards of approximately $17,245,000. The federal net operating loss carry forwards will expire in 2020 through 2030 and state net operating loss carry forwards that will expire in 2028 through 2030.

The income tax rate computed using the federal statutory rates is reconciled to the reported effective income tax rate as follows:

Continuing Operations	6/30/2012	9/30/2011

Expected provision at US statutory rate	34.00%	34.00%
State income tax net of federal benefit	3.63%	3.63%
Permanent and Other Differences	-	-
Valuation Allowance	(37.63)%	(37.63%)

Effective Income Tax Rate	$-	$-

The Company files income tax returns on a consolidated basis in the United States federal jurisdiction and the State of Florida. As of September 30, 2010, the tax returns for the Company for the years ending 2008 and 2009 remain open to examination by the Internal Revenue Service and Florida Department of Revenue. In addition the tax returns related to 3SI remain open to federal and state examination for the periods ending June 2005 through 2008. The Company and its subsidiaries are not currently under examination for any period.

The Company has adopted a policy to recognize interest and penalties accrued related to unrecognized tax benefits in its income tax provision. The Company has evaluated its unrecognized tax benefits and determined that due to the NOL carry forwards, that no accrual of interest and penalties is required in the current period.

9. Commitments and Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

U.S. Government agencies, including the Defense Contract Audit Agency and various agency Inspectors General routinely audit and investigate costs and performance on contracts, as well as accounting and general business practices of contractors Based on the results of such audits, the U.S. Government may adjust contract related costs and fees, including allocated indirect costs. None of the Company’s contracts are currently the subject of any government audits.

The Company operated corporate and administrative offices in two leased facilities, one in Clearwater, Florida, and the other in Brandon, Florida, and an apartment in Frankfurt, Germany on a month to month basis. During the quarter ended June 30, 2012, the Clearwater location was leased for a monthly base rent of $6,717, increased by 3% each year through the expiration date of April 30, 2012. Effective July 1, 2012 the Company is no longer leasing the facilities in Clearwater, Florida. The Brandon location is leased for a monthly rental of $17,275 with an expiration date of December 21, 2027.

Total rent expense for the nine months ended June 30, 2012, was approximately $258,000.

The Company’s commitments for minimum lease payments under these operating leases for the next five years and thereafter as of June 30, 2012 are as follows:

Period ended June 30
2013	$207,300
2014	207,300
2015	207,300
2016	207,300
2017	207,300
Thereafter	2,176,650
$3,213,150

10. Related Party Transactions

The following related party transactions not disclosed elsewhere in this document are as follows:

Bulova Technologies Ordnance Systems LLC had a Marketing Firm Agreement with Ramal Management Co. (“Ramal”), a related company owned by Stephen L Gurba, our Chief Executive Officer which expired on January 1, 2011. Pursuant to the terms of the agreement, Ramal received a marketing fee for services of 4% of net sales generated through contracts of Bulova Technologies Ordnance Systems LLC. Subsequent to the expiration of this marketing agreement, the marketing fee of 4% is now paid to Stephen Gurba as a part of his compensation package.

The Company received loans from two (2) major shareholders totaling $314,890 and $1,160,053 as of June 30, 2012 and September 30, 2011 respectively. These loans are supported by notes bearing interest at 5% annually with restricted conversion features and no repayment schedule. The notes were originally issued for $1,500,000 for each shareholder then subsequently raised to a maximum of $5,000,000. All shareholder debt is accruing interest. During the nine months ended June 30, 2012, the Company issued 171,830,956 shares of common stock in exchange for $699,100 of shareholder loans.

11. Stockholders’ Equity

On October 7, 2010,the Company issued 6,659,181 shares in exchange for related party debt

On October 8, 2010 the Company issued 932,284 shares for services in the amount of $42,885.

On October 29, 2010 the Company issued 1,395,872 shares for services in the amount of $83,752.

On October 29, 2010 the Company sold 5,379,385 shares to various individuals

On October 29, 2010 the Company issued 22,500,000 shares to its Chief Executive Officer in payment of past due interest accrued on a convertible promissory note over the balance of 2010 and prospectively through 2011.

On October 29, 2010 the Company issued 22,500,000 shares to its Chairman of the Board in payment of past due interest accrued on a convertible promissory note over the balance of 2010 and prospectively through 2011.

On November 5, 2010 the Company issued debt in the amount of $250,000 with detachable warrants. These warrants provide for the purchase of 1,600,000 shares of the Company’s stock at $.05 per share for a period of 5 years. The warrants had a fair value of $77,160 at the time of issuance, which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months.

On January 27, 2011 the Company sold 2,400,000 shares to various individuals.

On January 27, 2011 the Company issued 2,550,000 shares for services in the amount of $204,000.

On February 2, 2011 the Company issued 480,000 shares for services in the amount of $43,200.

On February 3, 2011 the Company amended its articles of incorporation to increase its authorized shares to 1,000,000,000 (one billion)

On February 4, 2011 the Company issued convertible debt in the amount of $3,158,000 with detachable warrants. These warrants provide for the purchase of 1,000,000 shares of the Company’s stock at $.01 per share for a period of 5 years. The warrants and the beneficial conversion feature of this note had a fair value of $593,783 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months.

On February 25, 2011 the Company issued 1,124,444 shares for services and a negotiated settlement in the amount of $98,389.

On February 25, 2011 the Company sold 1,188,889 shares to various individuals.

On February 28, 2011, the Company issued convertible debt in the amount of $75,000. The beneficial conversion feature of this note had a fair value of $27,000 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months

On March 15, 2011 the Company issued 1,086,000 shares for services in the amount of $92,310.

On March 15, 2011 the Company sold 6,500,000 shares to various individuals.

On March 22, 2011 the Company issued debt in the amount of $65,000 with detachable warrants. These warrants provide for the purchase of 1,300,000 shares of the Company’s stock at $.01 per share for a period of 5 years. The warrants had a fair value of $41,759 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is one month.

On March 31, 2011 the Company sold 3,333,333 shares to an individual

On March 31, 2011 the Company issued 6,000,000 shares to satisfy a debt in the amount of $125,000.

On April 4, 2011, the Company issued 746,775 shares to various individuals for service

On April 27, 2011 the Company issued 195,895,376 shares as a conversion of related party debt in the amount of $1,958,953

On April 27, 2011 the Company issued 30,020,000 shares various individuals for services.

On April 28, 2011 the Company issued 10,000,000 shares as stock based compensation for the purpose of securitizing debt.

On May 9, 2011 the Company issued 3,500,000 shares as a conversion of related party debt in the amount of $35,000.

On May 16, 2011 the Company issued 9,000,000 shares in conjunction with new debt

On May 25, 2011 the Company issued convertible debt in the amount of $220,000 with detachable warrants. These warrants provide for the purchase of 3,000,000 shares of the Company’s stock at $.01 per share for a period of 5 years. The warrants and the beneficial conversion feature of this note had a fair value of $117,552 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months.

On May 26, 2011, the Company issued convertible debt in the amount of $35,000. The beneficial conversion feature of this note had a fair value of $16,650 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months

On June 23, 2011 the Company issued convertible debt in the amount of $133,000 with detachable warrants. These warrants provide for the purchase of 1,800,000 shares of the Company’s stock at $.01 per share for a period of 5 years. The warrants and the beneficial conversion feature of this note had a fair value of $73,584 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 12 months.

On July 14, 2011 the Company issued debt in the amount of $105,000 with detachable warrants. These warrants provide for the purchase of 2,300,000 shares of the Company’s stock at $.01 per share for a period of 5 years. The warrants had a fair value of $54,861 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 1 month.

On August 1, 2011 the Company issued convertible debt in the amount of $128,000 with detachable warrants. These warrants provide for the purchase of 3,000,000 shares of the Company’s stock at $.01 per share for a period of 5 years. The warrants and the beneficial conversion feature of this note had a fair value of $84,325 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 9 months.

On August 9, 2011 the Company issued convertible debt in the amount of $250,000 with detachable warrants. These warrants provide for the purchase of 5,850,000 shares of the Company’s stock at $.01 per share for a period of 5 years. The warrants and the beneficial conversion feature of this note had a fair value of $163,161 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 12 months.

On August 9, 2011 the Company issued debt in the amount of $110,000 with detachable warrants. These warrants provide for the purchase of 2,574,000 shares of the Company’s stock at $.01 per share for a period of 5 years. The warrants had a fair value of $59,282 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months.

On August 19, 2011, the Company issued convertible debt in the amount of $43,000. The beneficial conversion feature of this note had a fair value of $19,350 at the time of issuance which is accounted for as a discount to the debt and amortized over the life of the debt which is 10 months

On August 19, 2011 the Company issued 20,000,000 shares as a conversion of related party debt in the amount of $200,000.

On September 7, 2011 the Company issued 652,174 shares as a conversion of debt in the amount of $12,000

On September 23, 2011 the Company issued 2,142,857 shares as a conversion of debt in the amount of $15,000

Subsequent to September 30, 2011, the Company issued additional shares of its common stock as follows:

In October 2011, the Company issued 8,896,394 shares issued as conversion of debt in the amount of $48,000

In October 2011, the Company issued 500,000 shares issued for services

In November 2011, the Company issued 10,268,342 shares to various individuals

In November 2011, the Company issued 5,352,941 shares as conversion of debt in the amount of $27,000

In December 2011, the Company issued 12,831,591 shares as conversion of debt in the amount of $50,000

In December 2011, the Company issued 90,000,000 shares and authorized an additional 60,000,000 shares issued as conversion of related party debt in the amount of $682,500

In November 2011, the Company amended its Articles of Incorporation to create a class of Preferred Stock with an authorization of 2,000,000,000 shares, all of which were issued to our Chairman of the Board.

In November 2011, the Company increased its authorization of common shares to 2,000,000,000.

In January 2012, the Company issued 151,500,000 common shares for services

In February 2012 , the Company issued 750,000 common shares for services

In February 2012, the Company issued 95,000,000 common shares in association with new debt

In February 2012, the Company issued 2,400,000 common shares as conversion of debt in the amount of $12,000.

In February 2012 the Company issued ten year warrants to purchase 100,000,000 shares of its common stock with an exercise price of $.05 per share.

In March 2012, the Company issued 3,142,857 common shares as conversion of debt in the amount of $11,000.

In April 2012, the Company issued 3,461,538 common shares as conversion of debt in the amount of $9,000.

In April 2012 – the Company filed and S-8 registration for 80,000,000 common shares to be issued as the Company determines pursuant to the terms of its 2012 Equity Incentive Plan

In April 2012, the Company issued 20,000,000 common shares for services

In May 2012, the Company issued ten year warrants to purchase 170,000,000 shares of its common stock with an exercise price of $.01 per share.

In May 2012, the Company issued 25,412,821 common shares for services

In May 2012, the Company issued 6,360,000 common shares as conversion of debt in the amount of $11,000.

In May 2012, the Company issued 35,000,000 common shares in association with new debt

In June 2012, the Company issued 75,000,000 common shares in association with new debt

In June 2012, the Company issued 14,084,507 common shares as conversion of debt in the amount of $10,000.

In June 2012, the Company issued 30,878,777 common shares for services

In June 2012, the Company issued 21,830,956 common shares as conversion of related party debt

12. Subsequent Events

July 2012 – the Company issued 124,443,052 shares of its common stock as conversion of debt in the amount of $38,500

August 2012 – the Company issued 87,692,308 shares of its common stock as conversion of debt in the amount of $11,400.

3.	BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC – UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC
BALANCE SHEETS - unaudited

	September 30,
	2011	2010

ASSETS

Cash and cash equivalents	$161,916	$2,718
Accounts receivable	228,085	451,793
Inventory	685,226	1,240,031
Other current assets	37,332	-

Total Current Assets	1,112,559	1,694,542

Property, plant and equipment	2,488,935	2,469,020
Other assets	25,347	487,585

	$3,626,841	$4,651,147

LIABILITIES AND MEMBERS CAPITAL

Accounts payable	$114,262	$171,070
Accrued expenses	8,762,547	7,556,597
Advance payments and billings in excess of cost	883,504	1,451,287
Current portion of long term debt	129,747	116,376

Total current liabilities	9,890,060	9,295,330

Long term debt, net of current portion–	1,268,923	1,396,021

	11,158,983	10,691,351

MEMBERS CAPITAL
Retained capital (deficit)	(7,532,142)	(6,040,204)

	$3,626,841	$4,651,147

See accompanying notes to financial statements.

BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC
STATEMENTS OF OPERATIONS - unaudited

	Years Ended September 30,
	2011	2010

Revenues	$4,903,292	$11,533,513
Cost of revenues	3,136,389	8,576,134

Gross profit	1,766,903	2,957,379

Selling and administrative expenses	3,005,830	4,765,126
Depreciation and amortization expense	158,249	158,249
Interest expense	95,952	93,436

Total expenses	3,260,031	5,016,811

Loss from operations	(1,493,128)	(2,059,432)

Other income (expense)
Other income (expense)	1,190	(59)

Net loss	$(1,491,938)	$(2,059,491)

See accompanying notes to financial statements.

BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012 AND 2011 - unaudited

1.  Description of business:

Bulova Technologies Ordnance Systems LLC (BTOS) was originally organized in Florida in 2005 as a single member LLC.  On January 1, 2009 the member interest of the Company was acquired by Bulova Technologies Group, Inc., a Public Company.   The Company operates as a government contractor located in Mayo, Florida.

2.  Principles of reporting and basis of presentation:

These financial statements include only the assets and liabilities of Bulova Technologies Ordnance Systems LLC.

Located on 261 acres in Mayo, Florida, the Company is a load, assembly, and pack facility specializing in fuzes, safe and arming devices and explosive simulators.  Bulova Technologies Ordnance Systems LLC is registered with the United States Department of State Directorate of Defense Trade Controls (DDTC).  It produces a variety of pyrotechnic devices, ammunition and other energetic materials for the U. S. Government and other allied governments throughout the world.

In the opinion of management, the accompanying financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position as of September 30, 2011 and 2010, and the results of operations for the years ended September 30, 2011 and 2010.

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Financial Instruments

The carrying amounts of cash, receivables and current liabilities approximated fair value due to the short-term maturity of the instruments.  Debt obligations were carried at cost, which approximated fair value due to the prevailing market rate for similar instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash deposits in major financial institutions in the United States. At times deposits within a bank may exceed the amount of insurance provided on such deposits. Generally, these deposits are redeemed upon demand and, therefore, are considered by management to bear minimal risk.

Accounts receivable

Accounts receivable represent amounts due from customers in the ordinary course of business from sales.  The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectable and consequently has provided no allowance for doubtful accounts.

The majority of the Company’s revenues and accounts receivable pertain to contracts with the US Government.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market.  Market was generally considered to be net realizable value.  Inventory consisted of materials used to manufacture the Company’s products work in process and finished goods ready for sale.

The breakdown of inventory at September 30, 2011 and 2010 is as follows:

	September 30, 2011	September 30, 2010
Finished goods	$-	$14,733
Work in process	96,000	106,119
Materials and supplies	589,226	1,119,179

Total inventory	$685,226	$1,240,031

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range from 10 to 20 years for buildings and improvements and 5 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s balance sheet and the net gain or loss is included in the determination of operating income. Property, plant and equipment acquired as part of a business acquisition are valued at fair value.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets at least annually.  Impairment losses were recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount.   If such assets were impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of were reported at the lower of the carrying value or fair value, less costs to sell.

Revenue Recognition

Sales revenue is generally recognized upon the shipment of product to customers or the acceptance by customers of the product.  Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances were recognized.  The majority of the Company’s revenue is generated under various fixed and variable price contracts as follows:

Revenues on fixed-price type contracts are recognized using the Percentage-Of-Completion (POC) method of accounting as specified in government contract accounting standards and the particular contract.  Revenues earned on fixed-price production contracts under which units are produced and delivered in a continuous or sequential process are recognized as units are delivered based on their contractual selling prices (the “Units-of-Delivery” basis of determination).  Sales and profits on each fixed-price production contract under which units are not produced in a continuous or sequential process are recorded based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract revenue, less cumulative sales recognized in prior periods (the “Cost-to-Cost” basis of determination).  Under both types of basis for determining revenue earned, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance, which can exceed one year. The estimated total profit margin is evaluated on a periodic basis by management throughout the term of an individual contract to determine if the estimated total profit margin should be adjusted.

The Company has certain contracts with the U.S. Government that have been funded through “Performance-Based-Payments”.  Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items.  These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results.  As units are delivered and invoiced, the U.S. Government withholds 90% of the invoiced amount as repayment of the contract financing advances.

Cost of Revenues

The costs of revenues include direct materials and labor costs, and indirect labor associated with production and shipping costs.

Advertising Costs

The costs of advertising are expensed as incurred and are included in the Company’s operating expenses.  Advertising expenses for the years ended September 30, 2011 and 2010 were $ -0- and $29,904, respectively.

Shipping Costs

The Company includes shipping costs in cost of revenues.

3.  Advance Payments and Billings in Excess of Cost

Advance payments and billings in excess of costs represents liabilities of the Company associated with contracts in process as of the balance sheet date, and consist of the following:

Advance Payments - The Company has certain contracts with the U.S. Government that are funded through “Performance-Based-Payments”.  Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items.  These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results.  As units are delivered and invoiced, the U.S. Government withholds 90% of the invoiced amount as repayment of the contract financing advances.  On January 1, 2009, with the acquisition of 3Si Holdings, Inc. and membership interest of Bulova Technologies Ordnance Systems LLC, the Company assumed certain obligations to perform contracts with the US Government with an outstanding balance at the date of acquisition of $3,200,597.  The balances outstanding as of September 30, 2011 and September 30, 2010 are $ 883,504 and $1,451,287 respectively.

Billings in Excess of Cost plus Earnings on Uncompleted Contracts – The Company accounts for fixed-price production contracts under which units are not produced in a continuous or sequential process based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract price.  The Company did not have any billings on uncompleted contracts in excess of the costs incurred plus estimated earnings calculated on this percentage of completion method as of September  2011 and September 30, 2010.

At September 30, 2011, the Company has included in accrued expenses an amount of approximately $6,100,000 relative to a contract performance dispute with the US Government.  The Company has filed claims pursuant to this dispute with the government to recover all or substantially all of the expenses provided for in this accrual.  There can be no assurance with respect to the outcome of this litigation.

4.  Intercompany Management Fees

The Company accrues management fees payable to Bulova Technologies Group, Inc. (its Parent Company) for management and administration services.  These amounts are eliminated when preparing consolidated financial statements.  However, due to this presentation being for Bulova Technologies Ordnance Systems LLC on a stand-alone basis, there is an amount included in accrued expenses reflective of this cumulative charge.  The balances of accrued management fees included in accrued expenses as of September 30, 2011 and 2010 are $2,642,339 and $1,361,002 respectively.

5.  Long Term Debt

Long term debt consisted of the following at:

	September 30, 2011	September 30, 2010

Mortgage payable to Bank of America, dated March 10, 2006, in the original amount of $840,000 payable in monthly fixed principal payments of $4,667 plus variable interest at 2.5% plus the banks index rate, secured by real estate with carrying values of approximately $1,500,000 at September 30, 2011. Final payment is due on March 10, 2021.	532,000	588,000

Note payable to Harold L. and Helene M. McCray, dated October 19, 2005, in the original amount of $1,070.000, bearing interest at 8% per annum, payable in monthly installments of $10,225.48 secured by land and buildings with carrying values of approximately $1,500,000 at September 30, 2011. Final payment is due on December 1, 2020.	799,283	860,365

Note payable to Edward Viola, dated October 19, 2005, in the original amount of $80,000, bearing interest at 8% per annum, payable in monthly installments of $764.52. Final payment is due on December 1, 2020.	59,463	64,032

Insurance premium financing agreement with First Insurance Funding Corp. dated January 21, 2011 in the original amount of $75,043, bearing interest at 9.9%, payable in monthly installments of $8,693 per month, final payment due October 21, 2011	7,924
	1,398,670	1,512,397
Less current portion	(129,747)	(116,376)
	$1,268,925	$1,396,021

Principal maturities of long term debt for the next five years and thereafter as of September 30, 2011 are as follows:

Period ended September 30,
2012	$129,747
2013	127,286
2014	133,203
2015	139,610
2016	146,550
Thereafter	722,274
$1,398,670

4.	BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC – UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE NINE MONTHS ENDED JUNE 30, 2012 AND 2011

BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC
BALANCE SHEETS - unaudited

	June 30,
	2012	2011

ASSETS

Cash and cash equivalents	$42,131	$44,048
Accounts receivable	142,884	268,571
Inventory	960,650	708,972
Other current assets	27,931	65,330

Total Current Assets	1,173,596	1,086,921

Property, plant and equipment	2,387,064	2,352,331
Other assets	23,349	485,588

$3,584,009	$3,924,840

LIABILITIES AND MEMBERS CAPITAL

Accounts payable	$258,372	$139,564
Accrued expenses	9,653,503	7,964,046
Advance payments and billings in excess of cost	512,524	1,041,516
Current portion of long term debt	125,416	154,234

Total current liabilities	10,549,815	9,299,360

Long term debt, net of current portion–	1,174,417	1,306,265

	11,724,232	10,605,625

MEMBERS CAPITAL
Retained capital (deficit)	(8,140,223)	(6,680,785)

	$3,584,009	$3,924,840

See accompanying notes to financial statements.

BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC
STATEMENTS OF OPERATIONS - unaudited

	Nine Months Ended June 30,
	2012	2011

Revenues	$2,538,613	$3,792,556
Cost of revenues	1,564,947	2,210,156

Gross profit	973,666	1,582,400

Selling and administrative expenses	1,416,595	2,037,905
Depreciation and amortization expense	103,869	118,687
Interest expense	61,546	67,579

Total expenses	1,582,010	2,224,171

Loss from operations	(608,344)	(641,771)

Other income (expense)
Other income (expense)	264	1,190

Net loss	$(608,080)	$(640,581)

See accompanying notes to financial statements.

BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2012 AND 2011 - unaudited

1.  Description of business:

Bulova Technologies Ordnance Systems LLC (BTOS) was originally organized in Florida in 2005 as a single member LLC. On January 1, 2009 the member interest of the Company was acquired by Bulova Technologies Group, Inc., a Public Company. The Company operates as a government contractor located in Mayo, Florida.

2.  Principles of reporting and basis of presentation:

These financial statements include only the assets and liabilities of Bulova Technologies Ordnance Systems LLC.

Located on 261 acres in Mayo, Florida, the Company is a load, assembly, and pack facility specializing in fuzes, safe and arming devices and explosive simulators. Bulova Technologies Ordnance Systems LLC is registered with the United States Department of State Directorate of Defense Trade Controls (DDTC). It produces a variety of pyrotechnic devices, ammunition and other energetic materials for the U. S. Government and other allied governments throughout the world.

In the opinion of management, the accompanying financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2012 and 2011, and the results of operations for the nine months ended June 30, 2012 and 2011.

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Financial Instruments

The carrying amounts of cash, receivables and current liabilities approximated fair value due to the short-term maturity of the instruments. Debt obligations were carried at cost, which approximated fair value due to the prevailing market rate for similar instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash deposits in major financial institutions in the United States. At times deposits within a bank may exceed the amount of insurance provided on such deposits. Generally, these deposits are redeemed upon demand and, therefore, are considered by management to bear minimal risk.

Accounts receivable

Accounts receivable represent amounts due from customers in the ordinary course of business from sales. The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectable and consequently has provided no allowance for doubtful accounts.

The majority of the Company’s revenues and accounts receivable pertain to contracts with the US Government.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market. Market was generally considered to be net realizable value. Inventory consisted of materials used to manufacture the Company’s products work in process and finished goods ready for sale.

The breakdown of inventory at June 30, 2012 and 2011 is as follows:

	June 30, 2012	June 30, 2011
Finished goods	$-	$13,397
Work in process	-	31,630
Materials and supplies	960,650	663,945

Total inventory	$960,650	$708,972

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range from 10 to 20 years for buildings and improvements and 5 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s balance sheet and the net gain or loss is included in the determination of operating income. Property, plant and equipment acquired as part of a business acquisition are valued at fair value.

Property, plant and equipment are comprised of the following at June 30, 2012 and 2011

	As of June 30,
	2012	2011
Land	$1,225,000	$1,225,000
Buildings and improvements	1,170,194	1,170,194
Machinery and equipment	663,830	488,329

	3,059,024	2,883,523
Less accumulated depreciation	(671,960)	(531,192)

Net property, plant and equipment	$2,387,064	$2,352,331

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets at least annually. Impairment losses were recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount. If such assets were impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of were reported at the lower of the carrying value or fair value, less costs to sell.

Revenue Recognition

Sales revenue is generally recognized upon the shipment of product to customers or the acceptance by customers of the product. Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances were recognized. The majority of the Company’s revenue is generated under various fixed and variable price contracts as follows:

Revenues on fixed-price type contracts are recognized using the Percentage-Of-Completion (POC) method of accounting as specified in government contract accounting standards and the particular contract. Revenues earned on fixed-price production contracts under which units are produced and delivered in a continuous or sequential process are recognized as units are delivered based on their contractual selling prices (the “Units-of-Delivery” basis of determination). Sales and profits on each fixed-price production contract under which units are not produced in a continuous or sequential process are recorded based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract revenue, less cumulative sales recognized in prior periods (the “Cost-to-Cost” basis of determination). Under both types of basis for determining revenue earned, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance, which can exceed one year. The estimated total profit margin is evaluated on a periodic basis by management throughout the term of an individual contract to determine if the estimated total profit margin should be adjusted.

The Company has certain contracts with the U.S. Government that have been funded through “Performance-Based-Payments”. Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items. These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results. As units are delivered and invoiced, the U.S. Government withholds 90% of the invoiced amount as repayment of the contract financing advances.

Cost of Revenues

The costs of revenues include direct materials and labor costs, and indirect labor associated with production and shipping costs.

Advertising Costs

The costs of advertising are expensed as incurred and are included in the Company’s operating expenses. Advertising expenses for the years ended September 30, 2011 and 2010 were $ -0- and $29,904, respectively.

Shipping Costs

The Company includes shipping costs in cost of revenues.

3.  Advance Payments and Billings in Excess of Cost

Advance payments and billings in excess of costs represents liabilities of the Company associated with contracts in process as of the balance sheet date, and consist of the following:

Advance Payments - The Company has certain contracts with the U.S. Government that are funded through “Performance-Based-Payments”. Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items. These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results. As units are delivered and invoiced, the U.S. Government withholds 90% of the invoiced amount as repayment of the contract financing advances. On January 1, 2009, with the acquisition of 3Si Holdings, Inc. and membership interest of Bulova Technologies Ordnance Systems LLC, the Company assumed certain obligations to perform contracts with the US Government with an outstanding balance at the date of acquisition of $3,200,597. The balances outstanding as of June 30, 2012 and June 30, 2011 are $ 512,524 and $1,041,516 respectively.

Billings in Excess of Cost plus Earnings on Uncompleted Contracts – The Company accounts for fixed-price production contracts under which units are not produced in a continuous or sequential process based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract price. The Company did not have any billings on uncompleted contracts in excess of the costs incurred plus estimated earnings calculated on this percentage of completion method as of September 2011 and September 30, 2010.

At June 30, 2012, the Company has included in accrued expenses an amount of approximately $6,100,000 relative to a contract performance dispute with the US Government. The Company has filed claims pursuant to this dispute with the government to recover all or substantially all of the expenses provided for in this accrual. There can be no assurance with respect to the outcome of this litigation.

4.  Intercompany Management Fees

The Company accrues management fees payable to Bulova Technologies Group, Inc. (its Parent Company) for management and administration services. These amounts are eliminated when preparing consolidated financial statements. However, due to this presentation being for Bulova Technologies Ordnance Systems LLC on a stand-alone basis, there is an amount included in accrued expenses reflective of this cumulative charge. The balances of accrued management fees included in accrued expenses as of June 30, 2012 and 2011 are $3,568,959 and $1,730,830 respectively.

5. Long Term Debt

Long term debt consisted of the following at:

	June 30, 2012	June 30, 2011

Mortgage payable to Bank of America, dated March 10, 2006, in the original amount of $840,000 payable in monthly fixed principal payments of $4,667 plus variable interest at 2.5% plus the banks index rate, secured by real estate with carrying values of approximately $1,500,000 at June 30, 2012. Final payment is due on March 10, 2021.	490,000	546,000

Note payable to Harold L. and Helene M. McCray, dated October 19, 2005, in the original amount of $1,070.000, bearing interest at 8% per annum, payable in monthly installments of $10,225.48 secured by land and buildings with carrying values of approximately $1,500,000 at June 30, 2012. Final payment is due on December 1, 2020.	753,773	818,652

Note payable to Edward Viola, dated October 19, 2005, in the original amount of $80,000, bearing interest at 8% per annum, payable in monthly installments of $764.52. Final payment is due on December 1, 2020.	56,060	61,621

Insurance premium financing agreement with First Insurance Funding Corp. dated January 21, 2011 in the original amount of $75,043, bearing interest at 9.9%, payable in monthly installments of $8,693 per month, final payment due October 21, 2011		34,226
	1,299,833	1,460,499
Less current portion	(125,416)	(154,234)
	$1,174,417	$1,306,265

Principal maturities of long term debt for the next five years and thereafter as of June 30, 2012 are as follows:

Period ended June 30,
2013	$125,416
2014	131,178
2015	137,417
2016	144,175
2017	151,493
Thereafter	610,154
$1,299,833

PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information is presented to reflect the effects on the consolidated financial statements of Bulova Technologies Group, Inc. of the sale of substantially all of the assets of BTOS, which also represents substantially all of the assets of the consolidated group.

5.	Bulova Technologies Group, Inc. – Pro forma Financial Statements as of and for the nine months ended June 30, 2012, as if the sale took place as of that date

BULOVA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED BALANCE SHEET - UNAUDITED

June 30, 2012 (Unaudited)
ASSETS

Cash and equivalents	$289,273
Accounts receivable	142,884
Note receivable – short term portion	129,717
Other current assets	51,016

Total current assets	612,890

Property, plant and equipment	45,373
Investments	1,791,855
Note receivable – long term portion	3,475,681
Other assets	2,000

Total Assets	$5,927,799

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$144,214
Accrued expenses	6,162,168
Current portion of long term debt	2,832,315

Total current liabilities	9,138,697

Shareholder loans and accrued interest	28,104
Long term debt, net of current portion	2,179,208

Total liabilities	11,346,009

Commitments and contingencies	-

Shareholders’ deficit:
Preferred stock, $.00001 par, authorized 2,000,000,000 shares; 2,000,000,000 issued and outstanding at June 30, 2012	20,000
Common stock, $.001 par; authorized 2,000,000,000 shares; 1,110,809,699 issued and outstanding at June 30, 2012	1,110,810
Additional paid in capital in excess of par	20,689,779
Retained deficit	(27,238,799)

Total shareholders’ deficit	(5,418,210)

Total liabilities and shareholders’ equity	$5,927,799

BULOVA TECHNOLOGIES GROUP AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

Nine Months Ended June 30. 2012 (Unaudited)

Revenues	$2,538,613
Cost of revenues	1,564,947

Gross profit	973,666

Selling and administrative expenses	2,781,151
Stock based compensation	2,265,939
Depreciation and amortization expense	1,823,209
Interest expense	797,404

Total expenses	7,667,703

Loss from operations	(6,694,037)

Other income (expense)
Gain on sale of assets	6,223,181
Gain on restructuring debt	1,810,261
Other income	525,264

Total other income	8,558,706

Net income	$1,864,669

6.	Pro-forma results of Bulova Technologies Group, Inc. without Bulova Technologies Ordnance Systems LLC

Pro forma results of operations for the years ended September 30, 2011 and 2010 as though the disposition of Bulova Technologies Ordnance Systems LLC had taken place on October 1,2009 are as follows:

Bulova technologies Group, Inc.
Statements of Revenues and Net Loss
For the Twelve Months Ended
	September 30, 2011	September 30, 2010
	Pro forma	Pro forma

Revenues	$0.00	$136,349

Net Loss	$(8,389,067)	$(11,247,525)

Net loss per share	$(.032)	$(.143)

Pro forma results of operations for the nine months ended June 30, 2012 and 2011 as though the disposition of Bulova Technologies Ordnance Systems LLC  had taken place on October 1,2009 are as follows:

Bulova technologies Group, Inc.
Statements of Revenues and Net Loss
For the Nine Months Ended

	June 30, 2012	June 30, 2011
	Pro forma	Pro forma

Revenues	$0.00	$0.00

Net Loss	$(6,048,200)	$(6,573,788)

Net loss per share	$(.008)	$(.032)

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements, including statements regarding our “expectations,” “beliefs,” ”goals,” “hopes,” “strategies,” and the like.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, the ability of BTOS to satisfy the conditions to the closing of the Sale and to consummate the Sale transaction and unanticipated events that could impact the value or our inventory, property, plant and equipment relating to our assets, as well as other risks and uncertainties that are described in our filings with the Securities and Exchange commission.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results.  Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

/s/ Stephen L. Gurba
Stephen L. Gurba
Chairman of the Board

Tampa, Florida
September 20, 2012

EXHIBIT A

FLORIDA BUSINESS CORPORATION ACT
APPRAISAL RIGHTS STATUTE

607.1301  Appraisal rights; definitions.—The following definitions apply to ss. 607.1302-607.1333:
(1)  "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.
(2)  "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.
(3)  "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.
(4)  "Fair value" means the value of the corporation's shares determined:
(a)  Immediately before the effectuation of the corporate action to which the shareholder objects.
(b)  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.
(c)  For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.
(5)  "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.
(6)  "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.
(7)  "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(8)  "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.
(9)  "Shareholder" means both a record shareholder and a beneficial shareholder.
History.—s. 118, ch. 89-154; s. 21, ch. 2003-283; s. 2, ch. 2005-267.

607.1302  Right of shareholders to appraisal.—
(1)  A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:
(a)  Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;
(b)  Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;
(c)  Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;
(d)  An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;
(e)  Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f)  With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:
1.  Altering or abolishing any preemptive rights attached to any of his or her shares;
2.  Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;
3.  Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;
4.  Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;
5.  Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;
6.  Reducing the stated dividend preference of any of the shareholder's preferred shares; or
7.  Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.
(2)  Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:
(a)  Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:
1.  Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or
2.  Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.
(b)  The applicability of paragraph (a) shall be determined as of:
1.  The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or
2.  If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.
(c)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.
(d)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:
1.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:
a.  Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or
b.  Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:
a.  Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;
b.  Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or
c.  In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.
(e)  For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.
(3)  Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.
(4)  A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:
(a)  Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or
(b)  Was procured as a result of fraud or material misrepresentation.
History.—s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283; s. 1, ch. 2004-378; s. 3, ch. 2005-267.

607.1303  Assertion of rights by nominees and beneficial owners.—
(1)  A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.
(2)  A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(a)  Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.
(b)  Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
History.—s. 23, ch. 2003-283.

607.1320  Notice of appraisal rights.—
(1)  If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)  In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.
(3)  If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.
History.—s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283.

607.1321  Notice of intent to demand payment.—
(1)  If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(a)  Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.
(b)  Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(2)  A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.
History.—s. 25, ch. 2003-283; s. 7, ch. 2004-378.

607.1322  Appraisal notice and form.—
(1)  If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(2)  The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:
(a)  Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:
1.  The shareholder's name and address.
2.  The number, classes, and series of shares as to which the shareholder asserts appraisal rights.
3.  That the shareholder did not vote for the transaction.
4.  Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.
5.  If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.
(b)  State:
1.  Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.
2.  A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.
3.  The corporation's estimate of the fair value of the shares.
4.  An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.
5.  That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
6.  The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.
(c)  Be accompanied by:
1.  Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.
2.  A copy of ss. 607.1301-607.1333.
History.—s. 26, ch. 2003-283.

607.1323  Perfection of rights; right to withdraw.—
(1)  A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).
 (2)  A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.
(3)  A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.
History.—s. 27, ch. 2003-283.

607.1324  Shareholder's acceptance of corporation's offer.—
(1)  If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.
(2)  Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.
History.—s. 28, ch. 2003-283.

607.1326  Procedure if shareholder is dissatisfied with offer.—
(1)  A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.
(2)  A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.
History.—s. 29, ch. 2003-283.

607.1330  Court action.—
(1)  If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.
(2)  The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
(3)  All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.
(4)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)  Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.
(6)  The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.
History.—s. 2, ch. 2004-378.

607.1331  Court costs and counsel fees.—

(1)  The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(2)  The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a)  Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or
(b)  Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(3)  If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.
(4)  To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.
History.—s. 30, ch. 2003-283; s. 98, ch. 2004-5.

607.1332  Disposition of acquired shares.—Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.
History.—s. 31, ch. 2003-283.

607.1333  Limitation on corporate payment.—
(1)  No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:
(a)  Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or
(b)  Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.
(2)  The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.
History.—s. 32, ch. 2003-283.